EXHIBIT 10.1
                                                                    ------------

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                 DEBTOR IN POSSESSION REVOLVING CREDIT AGREEMENT

                                      AMONG

                               A.B. DICK COMPANY,
                   AS A DEBTOR IN POSSESSION AND LEAD BORROWER

                                       AND

                        PARAGON CORPORATE HOLDINGS, INC.,
                     AS A DEBTOR IN POSSESSION AND BORROWER

                                       AND

                         INTERACTIVE MEDIA GROUP, INC.,
                     AS A DEBTOR IN POSSESSION AND BORROWER

                                       AND

                          KEYBANK NATIONAL ASSOCIATION
                             AS ADMINISTRATIVE AGENT

                                       AND

                 KEYBANK NATIONAL ASSOCIATION AND PRESSTEK, INC.
                                   AS LENDERS

                            DATED AS OF JULY 13, 2004

                                   $7,000,000


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            DEBTOR IN POSSESSION REVOLVING CREDIT AGREEMENT, dated as of July
13, 2004, among A.B. DICK COMPANY, a Delaware corporation and a debtor in possession (the "LEAD BORROWER"), PARAGON CORPORATE HOLDINGS, INC., a Delaware corporation and debtor in possession ("Paragon"), INTERACTIVE MEDIA GROUP, INC., an Ohio corporation ("IMG"; Paragon and IMG, together with the Lead Borrower, jointly and severally, the "BORROWERS"), KEYBANK NATIONAL ASSOCIATION ("KEYBANK") and PRESSTEK, INC. ("PRESSTEK"; and together with KeyBank a "LENDER" and, KeyBank and Presstek being collectively referred to as the "Lenders") and KEYBANK NATIONAL ASSOCIATION, as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders. Unless otherwise defined herein, all capitalized terms used herein and defined in Section 11 are used herein as so defined.

                              W I T N E S S E T H:

            WHEREAS, on July 13, 2004 (the "FILING DATE"), the Borrowers collectively, the "DEBTORS") filed a petition under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware; and

            WHEREAS, the Debtors intend to continue to operate their respective businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code; and

            WHEREAS, before the Filing Date, Paragon, parent of the Lead Borrower, and KeyBank, successor by assignment to Key Corporate Capital Inc. ("KCCI"), as Agent, Bank and Letter of Credit Bank (KCCI, in such capacities, being herein referred to as the "PREPETITION LENDER"), entered into that certain Credit and Security Agreement dated as of April 1, 1998 (as amended and in effect from time to time prior to the Filing Date, the "PREPETITION CREDIT AGREEMENT"), pursuant to which the Prepetition Lender extended credit to Paragon, including in respect of letters of credit, on the terms set forth therein; and

            WHEREAS, the Lead Borrower guaranteed the full and prompt payment of Paragon's obligations under the Prepetition Credit Agreement; and

            WHEREAS, as of the Filing Date, the Prepetition Lender under the Prepetition Credit Agreement is owed $23,112,797.98 in principal obligations incurred directly by Paragon, plus interest, fees, costs and expenses, and letter of credit reimbursement obligations (the "PREPETITION OBLIGATIONS"); and

            WHEREAS, the Prepetition Obligations are secured by Liens (the "PREPETITION LIENS") on substantially all of the existing and after-acquired assets of Paragon, such Liens are perfected and, except as otherwise permitted in the Prepetition Credit Agreement, have priority over other Liens; and

            WHEREAS, the Borrowers have requested that the Lenders provide financing to the Borrowers pursuant to Section 364(c)(1), (2) and (3) and
Section 364(d) of the

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Bankruptcy Code, and enter into this Agreement pursuant to which the Lenders would extend to the Borrowers a revolving credit facility not to exceed at any one time outstanding $7,000,000 (as such amount may be reduced pursuant to this Agreement) to be available in the form of revolving loans advanced by the Lenders from time to time; and

            WHEREAS, the Lenders are willing to extend such credit to the Borrowers on terms and conditions set forth herein and in the other Credit Documents in accordance with Section 364(c)(1), (2) and (3) and Section 364(d) of the Bankruptcy Code, so long as:

                        (a) such postpetition credit obligations are (i) secured
            by Liens on substantially all of the property and interest, real and personal, tangible and intangible, of the Borrowers whether now owned or hereafter acquired, subject in priority only to certain Liens and claims in respect of the Carve Out as herein provided and
            (ii) given superpriority status as provided in the Orders; and

                        (b) KCCI receives certain adequate protection for the
            Borrowers' use, sale or lease of collateral, including the Borrowers' use of cash collateral, and the priming of the Prepetition Liens securing the Prepetition Obligations; and

            WHEREAS, the Borrowers have agreed to provide such collateral, superpriority claims and adequate protection subject to the approval of the Bankruptcy Court; and

            WHEREAS, each Borrower and each guarantor thereof will derive substantial direct and indirect benefit from the credit made available by the Lenders to the Borrowers and is willing to guarantee all obligations (including letter of credit reimbursement obligations, if any) of the Borrowers hereunder.

            NOW, THEREFORE, in consideration of these premises and of the mutual undertakings set forth herein, the parties hereto hereby agree as follows:

SECTION 1.  AMOUNT AND TERMS OF CREDIT.

            1.01 The Commitments. The commitments provided for hereunder consist of (a) the commitment of Presstek (the "TRANCHE A COMMITMENT") to advance, subject to the terms and conditions of this Agreement, revolving credit loans at the request of the Lead Borrower in amounts that, after the making of the Loan, do not result in the aggregate amount of the principal balance of all Tranche A Loans then outstanding exceeding $4,000,000.00 (the "TRANCHE A Loans"), (b) the commitment of Presstek (the "TRANCHE B COMMITMENT") to advance, subject to the terms and conditions of this Agreement, revolving credit loans at the request of the Lead Borrower in amounts that, after the making of the Loan, result in the aggregate amount of the principal balance of all Tranche A Loans and Tranche B Loans then outstanding exceeding $4,000,000.00, but not exceeding $5,500,000.00 (the "TRANCHE B LOANS"), and (c) the commitment of

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KeyBank (the "TRANCHE C COMMITMENT") to advance, subject to the terms and conditions of this Agreement, revolving credit loans at the request of the Lead Borrower in amounts that, after the making of the Loan, result in the aggregate amount of the principal balance of all Tranche A Loans, Tranche B Loans and Tranche C Loans then outstanding exceeding $5,500,000.00, but not exceeding $7,000,000.00. Subject to the terms and conditions set forth in this Agreement, Presstek agrees to advance Tranche A Loans and, at such times as all Tranche A Loans have been made, Presstek agrees to advance Tranche B Loans and at such times as all Tranche A Loans and Tranche B Loans have been made, KeyBank agrees to advance Tranche C Loans (each Tranche A Loan, Tranche B Loan and Tranche C Loan being referred to herein as a "LOAN" and, collectively, as the "LOANS") to the Borrowers on the request of the Lead Borrower from time to time from the Closing Date to (but not including) the Maturity Date, in an aggregate principal amount not to exceed at any time the amount of such Lender's Commitment; provided, that the aggregate principal amount of all Loans outstanding (giving effect to any requested Borrowings) shall not at any time exceed the least of
(a) the Total Commitments at such time, (b) the amount, if any, by which (i) the sum of (1) the Borrowing Base at such time and (2) the applicable amount in the "Cushion/(Over Advance)" line of the then current Budget exceeds (ii) the principal amount of the Prepetition Obligations and (c) the amount approved to be advanced to the Borrowers by way of Loans pursuant to the Orders. The Borrowers may use the Commitments prior to the Maturity Date by borrowing, prepaying and re-borrowing Loans in whole or in part, all in accordance with the terms of this Agreement. Notwithstanding anything to the contrary set forth in this Agreement the Lenders may, in their sole discretion, advance to the Borrowers Loans in aggregate principal amount exceeding the maximum amount otherwise applicable under clause (b) of the second preceding sentence of this
Section 1.01, but in no event exceeding the least of the amounts applicable under clauses (a) and (c) of such sentence at the time any such Loan is to be made.

            1.02 Notice of Borrowing. (a) To request a Loan the Lead Borrower shall give the Administrative Agent at its Notice Office, prior to 12:00 noon (Cleveland, Ohio time), on the Business Day which is the requested date of a proposed Borrowing, written notice of such Borrowing. Each such notice shall be in the form of Exhibit A, shall be irrevocable and shall specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, and (ii) the date of such Borrowing (which shall be a Business Day). Except as hereinafter permitted, each such Notice of Borrowing shall be in writing signed by the Lead Borrower and transmitted by the Lead Borrower to the Administrative Agent by telecopier, telex or cable (in the case of telex or cable, confirmed in writing prior to the date of the requested Borrowing). The Administrative Agent shall promptly give each Lender obligated to fund the requested Loan written notice of each proposed Borrowing, of the amount such Lender is obligated to advance in respect thereof and of the other matters covered by the Notice of Borrowing. Each of the Borrowers hereby irrevocably authorize the Lead Borrower to make all requests for Borrowing hereunder.

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                        (b) Without in any way limiting the obligation of the
Lead Borrower to confirm in writing any telephonic notice of any Borrowing of Loans, the Administrative Agent may act without liability upon the basis of telephonic notice of such Borrowing, believed by the Administrative Agent in good faith to be from the President or the Chief Financial Officer of the Lead Borrower (or any other officer of the Lead Borrower designated in writing to the Administrative Agent by the President or the Chief Financial Officer as being authorized to give such notices under this Agreement) prior to receipt of written confirmation. In each such case, the Borrowers hereby waive the right to dispute the Administrative Agent's record of the terms of such telephonic notice of such Borrowing of Loans. The Lead Borrower may request a Borrowing telephonically so long as (i) a written Notice of Borrowing confirmation is received by the Administrative Agent by 12:30 p.m. (Cleveland, Ohio time) and
(ii) the other requirements of this Section 1.03 are complied with.

            1.03 Disbursement of Funds. (a) Promptly after receipt of a Notice of Borrowing, the Administrative Agent shall elect, in its sole discretion, either (i) to require same day funding pursuant to Section 1.03(b) for Loans in connection with such requested Borrowing or (ii) to request KeyBank to make a Settlement Advance pursuant to Section 1.03(c) in the amount of the requested Borrowing; provided, however, that if KeyBank declines, in its sole discretion, to make such Settlement Advance, the Administrative Agent shall elect to have the terms of Section 1.03(b) apply to such requested Borrowing.

                        (b) In the event the Administrative Agent has elected to have same day funding of a Borrowing pursuant to this Section 1.03(b), the Administrative Agent shall notify each Lender of each Notice of Borrowing no later than 12:30 p.m. (Cleveland, Ohio time) on the date received by telecopy, telephone or similar form of transmission. Unless the Administrative Agent elects to have periodic funding of Loans by the Lenders in accordance with
Section 1.03(c), each Lender shall, before 3:00 p.m. (Cleveland, Ohio time) on the date of each Borrowing requested, make available to the Administrative Agent, in immediately available funds at the account of the Administrative Agent maintained at its Payment Office as shall have been notified by the Agent to the Lenders prior to such date, such Lender's amount of funds, if any, required by its Commitment in respect of the Borrowing requested to be made on such date. On the date requested by the Lead Borrower for a Borrowing, after the Administrative Agent's receipt of the funds representing a Lender's portion, as required by its Commitment, of such Borrowing and subject to the terms and conditions set forth in this Agreement, the Administrative Agent shall make such Loan of such Lender available to the Lead Borrower, in immediately available funds, by wire transfer or intrabank transfer in accordance with the instructions of the Lead Borrower consistent with the terms of this Agreement. Unless the Administrative Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made its portion of such Borrowing available to the Administrative Agent on

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the date of such Borrowing in accordance with this Section 1.03(b). In reliance upon such assumption, the Administrative Agent may, but shall not be obligated to, make available to the Lead Borrower, on such date, a corresponding portion of such Borrowing. Any disbursement by the Administrative Agent in reliance on such assumption shall be deemed a Tranche A Loan, a Tranche B Loan or a Tranche C Loan, as applicable, by such Lender.

                        (c) In the event the Administrative Agent elects, in its sole discretion, with the consent of KeyBank, to have periodic funding of Borrowings of Tranche A Loans or Tranche B Loans pursuant to this
Section 1.03(c), KeyBank shall, upon the request of the Administrative Agent, on the date requested by the Lead Borrower for a Borrowing, make a Tranche A Loan or a Tranche B Loan, as applicable, to the Lead Borrower from its own funds and on a nonratable basis pending settlement pursuant to Section 1.03(d) below in the amount of such requested Borrowing (any Loan made solely by KeyBank pursuant to this Section 1.03(c) being hereinafter referred to as a "SETTLEMENT ADVANCE" and, collectively with all such Settlement Advances, as "SETTLEMENT ADVANCES"); provided, that the outstanding amount of Settlement Advances advanced by KeyBank shall not at any time exceed an amount equal to the Total Commitment of the Lenders in effect at such time, minus the aggregate outstanding principal balance of all Loans at such time. If KeyBank has agreed to make requested Settlement Advances, KeyBank shall, before 2:00 p.m. (Cleveland, Ohio time) on the date requested by the Lead Borrower for such Borrowing, make such Settlement Advance available to the Lead Borrower, in immediately available funds, by wire transfer or intrabank transfer in accordance with the instructions of the Lead Borrower consistent with the terms of this Agreement. Each Settlement Advance shall be deemed for all purposes hereof to be a Loan hereunder and shall be subject to all of the terms and conditions applicable to other Loans except that all payments thereon shall be payable to KeyBank solely for its own account (and for the account of the holder of any participation interest with respect to such Loan purchased pursuant to Section 13.04 of this Agreement). The Administrative Agent shall not request KeyBank to make any Settlement Advances if the Administrative Agent has received written notification from any Lender that one or more conditions set forth in Section 6 will not be satisfied on the date requested by the Lead Borrower for such Borrowing. Prior to making, in its sole discretion, any Settlement Advance, KeyBank shall not be otherwise required to determine whether the conditions precedent set forth in Section 6 of this Agreement have been satisfied or whether the requested Borrowing would exceed the Total Commitment of the Lenders then in effect.

                        (d) The Administrative Agent and the Lenders hereby agree that, except in the case of Settlement Advances pending settlement as provided in this Section 1.03(d), each Lender's funded portion of such Settlement Advances is intended to be equal to such Lender's portion of Tranche A Loans or Tranche B Loans, as applicable, required by its Commitments. The Administrative Agent and the Lenders agree (which agreement shall not be for the benefit of or enforceable by any of the Borrowers) that, in

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order to facilitate the administration of this Agreement and the other Credit
Documents, the Administrative Agent may elect, with the consent of KeyBank, to settle accounts (each settlement of accounts hereunder a "SETTLEMENT") as to the Settlement Advances among the Lenders on a periodic basis in accordance with this Section 1.03(d). The Administrative Agent shall request such Settlement of accounts of the Lenders as to Settlement Advances on a basis not less frequently than once during each five (5) Business Day period, or on a more frequent basis if so determined by the Administrative Agent, by notifying the other Lenders by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:30 p.m. (Cleveland, Ohio time) on the date of such requested Settlement (the "SETTLEMENT DATE"). The Settlement Date for outstanding Settlement Advances shall be such day of each calendar week as the Administrative Agent shall notify the Lenders from time to time. Each Lender (other than KeyBank) shall make the amount of such Lender's portion of the outstanding principal amount of the Settlement Advances with respect to which Settlement is requested available to the Administrative Agent, for the account of KeyBank, in immediately available funds at the account of the Agent maintained at the Payment Office not later than 2:00 p.m. (Cleveland, Ohio time), on the Settlement Date applicable thereto. Such Settlement shall occur regardless of whether the applicable conditions precedent set forth in Section 6 have then been satisfied. Such amounts made available to the Administrative Agent shall be applied against the amounts of the applicable Settlement Advance and shall constitute Tranche A Loans or Tranche B Loans, as applicable. Notwithstanding the occurrence of a Default or an Event of Default and regardless of whether the Administrative Agent has requested a Settlement with respect to a Settlement Advance, in the event that any Loan pursuant to this
Section 1.03(d) cannot be made by the Lenders because one or more of the Lenders shall determine that such Lenders are legally prohibited from making such a Loan, each such Lender shall irrevocably and unconditionally purchase and receive from KeyBank, without recourse or warranty, an undivided interest and participation in such Settlement Advance to the extent of such Lender's portion thereof as required by its Commitment by paying to the Administrative Agent, in immediately available funds, an amount equal to such Lender's portion, as required by its Commitment, of such Settlement Advance on the date the Loan would have been made pursuant to this Section 1.03(d). If such amount is not in fact made available to the Administrative Agent by any Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Effective Rate for the first three (3) days from and after such demand and thereafter at the interest rate then applicable to the Loans. From and after the date, if any, on which a Lender purchases an undivided interest and participation in any Settlement Advance pursuant to this Section 1.03(d) and subject to Sections
13.04 and 13.06 of this Agreement, such Lender shall be entitled to its portion of all payments made by or on behalf of the Borrowers in respect of, and all Collections and Remittances received by the Administrative Agent and credited to, such Settlement Advance. Pursuant to the Administrative Agent's election for periodic funding, the Administrative Agent and KeyBank may be advancing and may be receiving repayments in respect of Loans prior to the time the Lenders actually advance or are actually repaid

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Loans. Each of: (i) KeyBank with respect to Settlement Advances, and (ii) each
Lender with respect to the Loans other than Settlement Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement accruing on the amount of funds employed by reason of actual Loans by KeyBank or such Lender. Funds shall be deemed employed by KeyBank or the Lenders, as the case may be, until such time as: (I) in the case of KeyBank, payments are credited to the Borrowers pursuant to Section 5.08 or Collections or Remittances are received by the Administrative Agent by reason of deposit to the Borrower Cash Collateral Account and credited to the Borrowers pursuant to Sections 5.04-.07 or (II) in the case of a Lender, funds representing such Lender's portion of such payment or Collections and Remittances are received by such Lender from the Administrative Agent pursuant to Section 5.06 of this Agreement.

                        (e) If and to the extent that any Lender shall not have made available to the Administrative Agent such Lender's portion as required by its Commitment of any Borrowing advanced by the Administrative Agent on behalf of the Lenders on the Closing Date or thereafter (whether advanced by KeyBank on behalf of the Lenders pursuant to Section 1.04(d) or otherwise pursuant to this Agreement), such Lender agrees to pay, and the Borrowers agree to repay to the Administrative Agent, severally and not jointly and severally, immediately upon demand by the Administrative Agent, an amount equal to such Lender's portion of such Borrowing, together with interest thereon for each day from the date such amount is made available to the Lead Borrower until the date such amount is repaid to the Administrative Agent, at: (i) in the case of the Lender, the Federal Funds Effective Rate for the first three (3) days from and after the date of the Borrowing and thereafter at the interest rate then applicable to such Borrowings and (ii) in the case of the Borrowers, the interest rate applicable at the time to such Borrowings. If such Lender pays to the Administrative Agent the Lender's portion required by its Commitment of such Borrowing prior to repayment of such amount by the Borrowers, the amount so repaid shall constitute such Lender's portion of such Borrowing, and the Borrowers shall have no further obligation to make the payment required by this
Section 1.04(e).

                        (f) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment(s) hereunder or to prejudice any rights which the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

            1.04 Notes. (a) At the request of any Lender, the Borrowers' obligation to pay the principal of and interest on all the Loans made to it by each Lender shall be evidenced by a promissory note (each a "NOTE" and, collectively the "NOTES") duly executed and delivered by the Borrowers substantially in the form of Exhibit B hereto, with blanks appropriately completed in conformity herewith.

                        (b) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of its

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Notes, endorse on the reverse side thereof the outstanding principal amount of
Loans evidenced thereby. Such notation shall be conclusive absent manifest error, although the failure to make any such notation shall not affect the Borrowers' obligations in respect of such Loans.

            1.05 Allocations of Borrowings. All Borrowings of Tranche A Loans under this Agreement shall be incurred solely from Presstek on the basis of Presstek's Tranche A Commitment, all Borrowings of Tranche B Loans under this Agreement shall be incurred solely from Presstek on the basis of Presstek's Tranche B Commitment and all Borrowings of Tranche C Loans under this Agreement shall be incurred solely from KeyBank on the basis of KeyBank's Tranche C Commitment. No Lender shall be responsible for any default by any other Lender in its obligation to fund Loans hereunder and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitments hereunder.

            1.06 Interest. (a) Except as provided in this Section 1.07(b), the unpaid principal amount of each Loan shall bear interest from the date of the Borrowing thereof to the date such Loan is repaid, at a rate per annum which shall at all times equal the lesser of (i) 100 basis points less than the Prime Rate in effect from time to time and (ii) three percent (3.00%).

                        (b) During the continuance of an Event of Default, the principal of the Loans (and overdue interest and all other overdue amounts payable hereunder to the extent permitted by applicable law) shall upon notice by the Administrative Agent, until such Event of Default has been cured or remedied or waived pursuant to Section 13.12, bear interest at a rate per annum equal to two percent (2%) above the rate of interest otherwise applicable to such Loans pursuant to Section 1.07(a).

                        (c) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable in arrears on each Monthly Payment Date and the Maturity Date, and after the Maturity Date, on demand.

                        (d) As adequate protection for the use of the Prepetition Collateral, Postpetition Interest shall (i) be paid to KCCI solely for its own account as a Prepetition Lender on each Monthly Payment Date, and after the Maturity Date on demand and (ii) be paid to the Prepetition Lenders in accordance with the terms of the Prepetition Credit Agreement. All computations of interest hereunder shall be made in accordance with Section 13.07(b).

            1.07 Increased Costs, Illegality, etc. If the Administrative Agent or any Lender shall have determined that after the Closing Date, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental

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Authority, central bank or comparable agency charged by relevant authority with the interpretation or administration thereof, or compliance by the Administrative Agent or such Lender (or any corporation controlling such Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing, by an amount reasonably deemed by the Administrative Agent or such Lender to be material, the rate of return on the Administrative Agent's or such Lender's (or such controlling corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which the Administrative Agent or such Lender (or such controlling corporation) could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or such controlling corporation's) policies with respect to capital adequacy), then from time to time, within fifteen (15) days after written demand by the Administrative Agent or such Lender (with a copy to the Administrative Agent and accompanied by the notice described in the last sentence of this Section 1.08), the Borrowers shall, subject to the provisions of Section 13.17 (to the extent applicable), pay to the Administrative Agent or such Lender such additional amount or amounts as will compensate the Administrative Agent or such Lender (or such controlling corporation) for such reduction. The Administrative Agent and each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.08, will give prompt written notice thereof to the Lead Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, which basis shall be reasonable, although the failure to give any such notice shall not release or diminish any of the Borrowers' obligations to pay additional amounts pursuant to this Section
1.08 upon the subsequent receipt of such notice.

            1.08 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 1.08 or Section
4.04 with respect to such Lender, it will, if requested by the Lead Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or its Commitment, as the case may be, if affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section
1.09 shall affect or postpone any of the obligations of the Borrowers or the right of any Lender provided in Section 1.08 or Section 4.04.

SECTION 2.  [Reserved---Letters of Credit.]

SECTION 3.  Fees, Commitments.

            3.01 Fees. (a) The Borrowers agree to pay to the Administrative Agent a commitment commission ("COMMITMENT COMMISSION") for the account of each Lender for the period from and including the Closing Date to, but not including, the date

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the Total Commitments have been terminated, computed at a rate for each day equal to 0.50% per annum on the daily average of such Lender's Unutilized Commitment. Such Commitment Commission shall be due and payable in arrears on each Monthly Payment Date of each year and on the date upon which the Total Commitments are terminated.

                        (b) The Borrowers agrees to pay to the Administrative Agent at closing a facility fee in the amount of $50,000.00, which shall be deemed to be fully earned at closing, of which 80% shall be allocated to Presstek and 20% shall be allocated to KeyBank.

                        (c) All computations of Fees shall be made in accordance with Section 13.07(b).

            3.02 Voluntary Reduction of Commitments. Upon at least three (3) Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrowers shall have the right, without premium or penalty, to terminate or partially reduce the Total Commitment, provided, that (a) any such partial reduction shall first permanently reduce the Tranche C Commitment until such Commitment is reduced to zero and only thereafter may the Tranche B Commitment be reduced, (b) only after the Tranche B Commitment is reduced to zero may the Tranche A Commitment be reduced, (c) any termination must terminate all Commitments and (d) any partial reduction pursuant to this Section 3.02 shall be in the amount of at least $500,000.

            3.03 Mandatory Reductions of Commitments, etc. (a) The Commitments shall terminate on the Maturity Date and be automatically reduced permanently to zero.

                        (b) In addition, the Total Commitments shall be reduced as provided in Section 4.02.

SECTION 4.  Payments.

            4.01 Voluntary Prepayments. The Borrowers shall have the right to prepay Loans in whole or in part, without premium or penalty, from time to time on the following terms and conditions:

                        (a) the Lead Borrower shall give the Administrative Agent at the Payment Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans and the amount of such prepayment, which notice shall be given by the Lead Borrower at least one Business Day prior to the date of such prepayment, and which notice shall promptly be transmitted by the Administrative Agent to each of the Lenders;

                        (b) each partial prepayment shall be in an aggregate principal amount of at least $500,000; and

                        (c) each partial prepayment shall first be applied to repayment of all Tranche C Loans and only after all Tranche C Loans have been repaid in full shall any prepayments be applied to Settlement Advances, and only after all Settlement Advances have been repaid in full shall any prepayments be applied to Tranche B Loans, and only after all Tranche B Loans have been repaid in full shall any prepayments be applied to any Tranche A Loans.

The notice provisions, the provisions with respect to the minimum amount of any prepayment, and the provisions requiring prepayments in integral multiples above such minimum amount of this Section 4.01 are for the benefit of the Administrative Agent and may be waived unilaterally by the Administrative Agent.

            4.02 Mandatory Prepayments and Repayment.

                        (a) The Loans shall become due and payable in full, and the Borrowers shall repay the Loans in full, on the Maturity Date, together with any and all accrued and unpaid interest thereon and any fees and other obligations due and payable hereunder; provided, however, that Collections and Remittances deposited into the Borrower Cash Collateral Account will be applied to the Loans on an ongoing basis in accordance with Section 5.07 of this Agreement.

                        (b) If on any date the sum of the aggregate outstanding principal amount of Loans then outstanding exceeds an amount equal to the lesser of (i) the aggregate Commitments at such time, and (ii) the amount approved to be advanced to the Borrowers by way of Loans pursuant to the Orders, the Borrowers shall repay on such date Loans in an aggregate amount equal to such excess.

                        (c) On the first Business Day after receipt by any of the Borrowers or any of their Subsidiaries of Net Cash Proceeds from any Asset Sale, the Borrowers shall pay to the Administrative Agent an amount equal to the lesser of (i) one hundred percent (100%) of such Net Cash Proceeds and (ii) the sum of the aggregate amount of Loans then outstanding (together with accrued and unpaid interest thereon), to repay such Loans, and the Total Commitments shall be permanently reduced by an amount equal to one hundred percent (100%) of such Net Cash Proceeds, with the Tranche C Commitment to be reduced first until such Commitment is reduced to zero, the Tranche B Commitment to be reduced next until such Commitment is reduced to zero and the Tranche A Commitment to be reduced last.

                        (d) On the first Business Day after receipt by any of the Borrowers or any of their Subsidiaries of Net Offering Proceeds of the sale or issuance of Capital Stock of (or cash capital contributions to) the Borrowers or any of their Subsidiaries the

Borrowers shall pay to the Administrative Agent an amount equal to the lesser of
(i) one hundred percent (100%) of such Net Offering Proceeds and (ii) the sum of the aggregate amount of Loans then outstanding (together with accrued and unpaid interest thereon), to repay such Loans, and the Total Commitments shall be permanently reduced by an amount equal to one hundred percent (100%) of such Net Offering Proceeds, with the Tranche C Commitment to be reduced first until such Commitment is reduced to zero, the Tranche B Commitment to be reduced next until such Commitment is reduced to zero and the Tranche A Commitment to be reduced last.

                        (e) On the first Business Day after receipt by the Borrowers or any of their Subsidiaries of proceeds from any Recovery Event, the Borrowers shall pay to the Administrative Agent an amount equal to the lesser of
(i) one hundred percent (100%) of such proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event) and (ii) the sum of the aggregate amount of Loans then outstanding (together with accrued and unpaid interest thereon), to repay such Loans, and the Total Commitments shall be permanently reduced by an amount equal to one hundred percent (100%) of such proceeds, with the Tranche C Commitment to be reduced first until such Commitment is reduced to zero, the Tranche B Commitment to be reduced next until such Commitment is reduced to zero and the Tranche A Commitment to be reduced last; provided that with the prior consent of the Administrative Agent (which consent may be granted or withheld in the sole discretion of the Administrative Agent) the Borrowers may apply such proceeds to repair or replace assets lost or damaged in connection with such Recovery Event and no such repayment of Loans shall be required to the extent of such application of proceeds.

                        (f) On the first Business Day after receipt by any of the Borrowers or any of their Domestic Subsidiaries of any United States federal tax refund the Borrowers shall pay to the Administrative Agent an amount equal to the lesser of (i) one hundred percent (100%) of such tax refund and (ii) the sum of the aggregate amount of Loans then outstanding (together with accrued and unpaid interest thereon), to repay such Loans, and the Total Commitments shall be permanently reduced by an amount equal to one hundred percent (100%) of such refund, with the Tranche C Commitment to be reduced first until such Commitment is reduced to zero, the Tranche B Commitment to be reduced next until such Commitment is reduced to zero and the Tranche A Commitment to be reduced last

                        (g) Except as expressly provided in this Agreement, all prepayments of principal made by the Borrowers pursuant to Section 4.02 shall be applied: (i) to the payment of the then outstanding balance of the Loans in accordance with the provisions of Section 4.01(c) with a corresponding permanent reduction of the Commitments in the amount of such payment; and (ii) held as cash collateral in accordance with Section 8.14.

            4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative

Agent for the account of the Lenders entitled thereto (which funds the Administrative Agent shall promptly forward to such Lenders), not later than 1:00 P.M. (Cleveland, Ohio time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written notice by the Lead Borrower to the Administrative Agent to make a payment from the funds in the Borrower Cash Collateral Account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 1:00 P.M. (Cleveland, Ohio time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

            4.04 Net Payments. (a) All payments made by the Borrowers hereunder or under any Credit Document will be made without setoff, counterclaim or other defense. Except as provided in this Section 4.04, all payments hereunder and under any of the Credit Documents (including, without limitation, payments on account of principal and interest and fees) shall be made by the Borrowers free and clear of and without deduction or withholding for or on account of any present or future tax, duty, levy, impost, assessment or other charge of whatever nature now or hereafter imposed by any Governmental Authority, but excluding therefrom

                        (i) a tax imposed on or measured by the overall net income (including a franchise tax based on net income) of the lending office of the Lender in respect of which the payment is made by the jurisdiction in which the Lender is incorporated or the jurisdiction (or political subdivision or taxing authority thereof) in which its lending office is located,

                        (ii) in the case of any Lender organized under the laws of any jurisdiction other than the United States or any state thereof (including the District of Columbia), any taxes imposed by the United States by means of withholding at the source unless such withholding results from a change in applicable law, treaty or regulations or the interpretation or administration thereof (including, without limitation, any guideline or policy not having the force of law) by any authority charged with the administration thereof subsequent to the date such Lender becomes a Lender with respect to the Loans or portion thereof affected by such change, and

                        (iii) any tax imposed on or measured by the overall net income (including a franchise tax based on net income) of a Lender or an office or branch thereof by the United States of America or any political subdivision or taxing authority thereof or therein (such tax or taxes, other than excluded tax or taxes, being herein referred to as "TAX" or "TAXES"). If the Borrowers are required by law to make any deduction or withholding of any Taxes from any payment due hereunder or under any of the Credit

Documents, then the amount payable will be increased to such amount which, after deduction from such increased amount of all such Taxes required to be withheld or deducted therefrom, will not be less than the amount due and payable hereunder had no such deduction or withholding been required. A certificate as to any additional amounts payable to a Lender under this Section 4.04 submitted to the Lead Borrower by such Lender shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

                        (b) If the Borrowers make any payment hereunder or under any of the Credit Documents in respect of which they are required by law to make any deduction or withholding of any Taxes, the Borrowers shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Lenders within thirty (30) days after it has made such payment to the applicable authority a receipt issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld from such payment.

                        (c) Without prejudice to the other provisions of Section 4.04, if any Lender, or the Administrative Agent on its behalf, is required by law to make any payment on account of Taxes on or in relation to any amount received or receivable hereunder or under any of the Credit Documents by such Lender, or the Administrative Agent on its behalf, or any liability for Tax in respect of any such payment is imposed, levied or assessed against any Lender or the Administrative Agent on its behalf, the Borrowers will promptly, following receipt of the certificate described in the immediately following sentence, indemnify such person against such Tax payment or liability, together with any interest, penalties and expenses (including reasonable counsel fees and expenses) payable or incurred in connection therewith, including any tax of any Lender arising by virtue of payments under this Section 4.04(c), computed in a manner consistent with this Section 4.04(c). A certificate prepared in good faith as to the amount of such payment by such Lender, or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding upon all parties hereto for all purposes.

                        (d) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Lead Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an Assignee of an interest under this Agreement pursuant to Section 13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment), on the date of such assignment to such Lender, (i) two accurate and complete original signed copies of IRS Form W-8BEN, W-8ECI or W-8IMY (or successor or other applicable forms prescribed by the IRS) certifying to such Lender's entitlement to a complete exemption from or reduced rate of United States withholding tax on interest payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver the applicable form pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "SECTION 4.04(D)(II) CERTIFICATE") and (y) two accurate and complete original signed copies of IRS Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax on payments of interest to be made under this Agreement and under any Note; provided, however, that no Lender shall be required to deliver an IRS Form W-8BEN, W-8ECI, W-8IMY, or Section 4.04(d)(ii) Certificate under this Section 4.04(d) to the extent that the delivery of such form is not authorized by law; provided, further, however, that in the event that a Lender provides the Borrowers or the Administrative Agent with an IRS Form W-8IMY (or substitute form) indicating that it is a "flow through" entity, as defined in Treasury Regulations promulgated under Section 1441 of the Code, or otherwise, not a beneficial owner of interest payments under this Agreement and under any Note, such Lender agrees, on or prior to the Closing Date, or the date of assignment to such Lender, as applicable, to take any actions necessary, and to deliver to the Borrowers and the Administrative Agent all forms necessary, to establish such Lender's entitlement to a complete exemption from, or a reduction in, United States withholding tax on payments of interest to be made under this Agreement and under any Note, including causing its partners, members, beneficiaries, beneficial owners, and their beneficial owners, if any, to take any actions and deliver any forms necessary to establish such exemption. Notwithstanding the foregoing, (i) a fiscally transparent entity may provide an IRS Form W-8BEN to claim a treaty exemption or rate reduction to the extent that such entity is receiving interest and is not treated as fiscally transparent by its own jurisdiction, provided, that the satisfaction of such conditions entitles the Lender to an exemption or reduction from withholding at the time such Lender becomes a party to this Agreement and (ii) a withholding foreign partnership, withholding foreign trust, and qualified intermediary shall only provide such information as is required by Treasury Regulations promulgated under Code Section 1441. For purposes of this Agreement, the term "Forms" shall include any attachments to IRS Forms W-8 IMY required to be filed by the Lender. In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to the Lead Borrower and the Administrative Agent two new accurate and complete original signed copies of an IRS Form W-8BEN, W-8ECI, or W-8IMY and a
Section 4.04(d)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender (or its partners, members, beneficiaries, or beneficial owners) to a continued exemption from or reduction in United States withholding Tax on interest payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such form or certificate; provided, however, that no Lender shall be required to deliver an IRS Form W8-BEN, W-8ECI, or W-8IMY under this Section 4.04(d) to the extent that the delivery of such form is not authorized by law; provided, further, however, that any Lender which does not deliver the applicable form pursuant to this Section 4.04(d) shall be entitled to additional payment pursuant to Section 4.04(a) or indemnification under Section 4.04(c) only if and to the extent (i) such failure results from a change in law or (ii) the Tax to which such additional payment or indemnification relates would have been imposed regardless of whether such Lender provided such forms. Notwithstanding anything to the contrary contained in Section 4.04, any Lender that has not provided to the Borrower the IRS Forms required to be provided to the Borrowers pursuant to this Section 4.04(d) shall not be entitled to any payment of additional amounts pursuant to Section 4.04(a) or indemnification under Section 4.04(c) with respect to any deduction or withholding which would not have been required if such Lender had provided such forms.

                        (e) Each Lender that is incorporated or organized under the laws of the United States of America or a state thereof shall provide two properly completed and duly executed copies of IRS Form W-9, or any successor or other applicable form. Each Lender shall deliver to the Borrowers and the Administrative Agent (provided that such Lender remains lawfully able to do so), two further duly executed forms and statements, properly completed in all material respects, at or before the time any such form or statement expires or becomes obsolete, or otherwise as reasonably requested by the Borrower. Each Lender shall promptly notify the Borrowers at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form or certification adopted by U.S. taxing authorities for such purpose).

                        (f) Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of any event or the existence of any condition that would cause the Borrowers to make a payment in respect of any Taxes to such Lender pursuant to Section 4.04(a) or a payment in indemnification for any Taxes pursuant to Section 4.04(c), it will use reasonable efforts to make, fund or maintain the Loan (or portion thereof) of such Lender with respect to which the aforementioned payment is or would be made through another lending office of such Lender or take any other action reasonably requested by the Lead Borrower if as a result thereof the additional amounts which would otherwise be required to be paid by the Borrowers in respect of such Loans (or portions thereof) pursuant to Section 4.04(a) or Section 4.04(c) would be materially reduced, and if, as determined by such Lender, in its reasonable discretion, the making, funding or maintaining of such Loans (or portions thereof) through such other lending office or taking of such other action would not otherwise materially adversely affect such Loans or such Lender. The Borrowers agrees to pay all reasonable expenses incurred by any Lender in utilizing another lending office of such Lender or taking of such other action pursuant to this Section 4.04(f).

SECTION 5.  Priority and Collateral Security.

            5.01 Superpriority Claims and Collateral Security. The Borrowers hereby represent, warrant and covenant that, except as otherwise expressly provided in this Section 5.01, upon the entry of the Final Order:

                        (a) subject to the Carve Out, the Tranche A Loans shall be:

                        (i) secured by first priority liens on and security interests pursuant to Section 364(c)(2) of the Bankruptcy Code in all of the outstanding capital stock of the Debtors' Subsidiaries in the United Kingdom and Canada;

                        (ii) pursuant to Section 364(c)(3) of the Bankruptcy Code, secured by liens and security interests that are junior to the liens and security interests of the Prepetition Lender under the Prepetition Financing Documents, on all of the assets of the Borrowers and their Domestic Subsidiaries, including without limitation, all goods (including without limitation, equipment and inventory), deposit accounts, investment property, accounts, chattel paper, instruments, documents, letter-of-credit rights, commercial tort claims, insurance claims, supporting obligations and liens, real estate interests and general intangibles of the Borrowers and their Domestic Subsidiaries of any nature, whether now owned or hereafter acquired, but excluding Avoidance Claims; and

                        (iii) entitled to Superpriority Claim status pursuant to
Section 364(c)(1) of the Bankruptcy Code senior to any other claims of any entity, including, without limitation, any claims under Sections 503, 507, 1113 and 1114 of the Bankruptcy Code, except that any Superpriority Claim status accorded to the Tranche A Loans shall have equal priority, pari passu, with any Superpriority Claim held by the Prepetition Lender pursuant to Section 507(b) of the Bankruptcy Code.

The liens described in Subsections (a)(i) and (a)(ii) above are referred to as the "TRANCHE A LIENS".

                        (b) subject to the Carve Out, the Tranche B Loans and the Tranche C Loans shall be:

                        (i) secured pursuant to Section 364(d)(1) of the Bankruptcy Code by first priority security interests in and liens on (A) all of the assets of the Borrowers and their Domestic Subsidiaries, including, without limitation, all goods (including without limitation, equipment and inventory), deposit accounts, investment property, accounts, chattel paper, instruments, documents, letter-of-credit rights, commercial tort claims, insurance claims, supporting obligations and liens, real estate interests, Avoidance Claims and general intangibles of the Borrowers and their Domestic Subsidiaries of any nature, whether now owned or hereafter acquired and (B) any assets of the Borrowers in which the Prepetition Lender was not granted a security interest or lien under the terms of the Prepetition Financing Documents, senior in priority to all other security interests and liens (the "TRANCHE B AND TRANCHE C LIENS"); and

                        (ii) entitled to Superpriority Claim status pursuant to
Section 364(c)(1) of the Bankruptcy code senior to any Superpriority Claim granted as adequate protection in respect to the Prepetition Lender and any other claims of any entity, including, without limitation, any claims under Sections 503, 507, 1113 and 1114 of the Bankruptcy Code.

                        (c) the Tranche A Liens and the Tranche B and Tranche C Liens are not subject to Section 551 of the Bankruptcy Code.

            5.02 Collateral Security Perfection. The Borrowers agree to take all actions that the Administrative Agent or any Lender may reasonably request as a matter of nonbankruptcy law to perfect and protect the Administrative Agent's and the Lenders' Liens upon the Collateral and for such Liens to obtain the priority therefor contemplated hereby, including, without limitation, executing and delivering such documents and instruments, financing statements, providing such notices and assents of third parties, obtaining such governmental approvals and providing such other instruments and documents in recordable form as the Administrative Agent or any Lender may request. Each of the Borrowers hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as "all assets of the Borrower" or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of any jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Borrower is an organization, the type of organization and any organization identification number issued to such Borrower and, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Each of the Borrowers agree to furnish any such information to the Administrative Agent promptly upon the Administrative Agent's request.

            5.03 No Discharge; Survival of Claims. The Borrowers agree that (a) the Obligations shall not be discharged by the entry of an order confirming a Reorganization Plan (and the Borrowers pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waive any such discharge), (b) the Superpriority Claim granted to the Administrative Agent and Lenders pursuant to the Orders and the Liens granted to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders pursuant to the Orders and the other Security Documents, shall not be affected in any manner by the entry of an order confirming a Reorganization Plan and (c) the Borrowers shall not propose or support any Reorganization Plan that is not conditioned upon the Payment In Full on or prior to the Maturity Date, and, with respect to Obligations arising pursuant to
Section 13.01 after such date, thereafter for the payment in full of such Obligations in cash when due and payable.

            5.04 Receipt of Collections and Remittances. All Collections or Remittances received directly by any Borrower shall be deemed held by such Borrower in trust and as fiduciary for the Administrative Agent for the benefit of the Lenders. Each Borrower immediately shall deposit any such Collection or Remittance, in its original form, into the Borrower Cash Collateral Account. Pending such deposit, each Borrower agrees that it will not commingle any such Collection or Remittance with any of such Borrower's other funds or property, but will hold it separate and apart therefrom in trust and as fiduciary for the Administrative Agent until deposit is made into the Borrower Cash Collateral Account.

            5.05 Cash Collateral Accounts. Paragon has established the Borrower Cash Collateral Account with KeyBank National Association. All Collections and Remittances of any kind deposited in the Borrower Cash Collateral Account are the sole and exclusive property of the Administrative Agent for the benefit of the Lenders. Each Borrower shall cause all Collections and Remittances not deposited into the Borrower Cash Collateral Account to be swept to the Borrower Cash Collateral Account on a daily basis. All funds at any time in the Borrower Cash Collateral Account shall be deemed to be the property of the Administrative Agent for the benefit of the Lenders and shall be subject only to the signing authority designated from time to time by the Administrative Agent. No Borrower shall have any interest therein or control over such funds. Nevertheless, to the extent funds in the Borrower Cash Collateral Account are deemed to be the property of any Borrower, each Borrower hereby grants to the Administrative Agent a security interest in all funds held in the Borrower Cash Collateral Account, as security for the Obligations. The Borrower Cash Collateral Account shall not be subject to any deduction, set-off, banker's lien or any other right in favor of any person or entity other than the Administrative Agent.

            5.07 Application of Collections and Remittances. Deposits to the Borrower Cash Collateral Account in respect of any Borrower shall be credited to the Borrowers as follows: (i) first, to the payment of Adequate Protection Payments, to the extent not previously paid; (ii) second, to the payment of interest due on the Tranche C Loans, if any, made to the Borrowers; (iii) third, to the outstanding principal amount of any Tranche C Loans, and any other fees, expenses, costs or other Obligations owed with respect to the Tranche C Loans;
(iv) fourth, to the payment of interest due on the Tranche B Loans, if any, made to the Borrowers; (v) fifth, to the outstanding principal amount of any Tranche B Loans, and any other fees, expenses, costs or other Obligations owed with resepct to the Tranche B Loans (A) first to Tranche B Loans comprised of Settlement Advances and (B) then to other Tranche B Loans in such order as the Administrative Agent may choose in its sole discretion; (vi) sixth, to the payment of interest due on the Tranche A Loans made to the Borrowers; (vii) seventh, to the outstanding principal of any Tranche A Loans, and any other fees, expenses, costs or other Obligations owed with respect to the Tranche C Loans (A) first to Tranche A Loans comprised of Settlement Advances and (B) then to other Tranche A Loans in such order as the Administrative Agent may choose in its sole discretion; (viii) eighth, to late charges until paid in full; (ix) ninth, to payment of Prepetition Indebtedness consisting of principal; and (x) last, to any portion of Prepetition Indebtedness consisting of costs and expenses.

            5.08 Crediting of Collections and Remittances. For the purpose of calculating in respect of the Borrowers interest and determining the aggregate Loans outstanding and resulting availability hereunder, all Collections and Remittances shall be credited to the Borrowers: (a) in the case of Collections and Remittances received by wire transfer prior to 12:00 noon (Cleveland, Ohio time), on the same Business Day as received, (b) in the case of Collections and Remittances received by wire transfer after 12:00 noon (Cleveland, Ohio time), on the next succeeding Business Day after such receipt and (c) in the case of all other Collections and Remittances received, two Business Days after the Business Day on which the Administrative Agent receives notice of the deposit of the proceeds of such Collections and Remittances into the Borrower Cash Collateral Account, and is in good funds with respect thereto prior to 12:00 noon (Cleveland, Ohio time). From time to time, upon advance written notice to the Lead Borrower, the Administrative Agent may adopt such additional or modified regulations and procedures as it may deem reasonable and appropriate with respect to the operation of the Borrower Cash Collateral Account and the services to be provided by the Administrative Agent under this Agreement not inconsistent with the terms of this Agreement.

SECTION 6. Conditions Precedent to the Closing Date and to all Credit Events. The obligation of the Lenders to make each Loan hereunder are each subject, at the time thereof (except as otherwise hereinafter indicated), to the satisfaction of each of the following conditions:

            6.01 Commencement of the Cases. The Case of the Borrowers shall have commenced on or before July 15, 2004, and the Closing Date shall be no later than five (5) days after the Filing Date.

            6.02 Entry of Interim Order. The Cases shall have commenced and the Bankruptcy Court shall have entered the Interim Order, such Interim Order shall be in full force and effect and shall not have been amended, modified, stayed or reversed.

            6.03 Execution of Agreement. On or prior to the Closing Date, (i) this Agreement shall have been executed and delivered and as provided in Section
13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender the appropriate Notes payable to the account of each applicable Lender in the amount of their respective Commitments, executed by the Borrowers, and in the amount, maturity and as otherwise provided herein.

            6.04 No Default; Representations and Warranties. On the Closing Date and at the time of each Credit Event and after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties will be true and correct in all material respects as of such earlier date.

            6.05 Officer's Certificate. On or prior to the Closing Date, the Administrative Agent shall have received a certificate dated such date signed by the President or any Vice President of each of the Borrowers stating that all of the applicable conditions set forth in Section 6.01, Section 6.02, Section 6.04 and Section 6.08 exist or have been satisfied as of such date.

            6.06 Corporate Proceedings. (a) On or prior to the Closing Date, the Administrative Agent shall have received from each Credit Party a certificate, dated the Closing Date, signed by the President or any Vice-President of each such Credit Party in the form of Exhibit D with appropriate insertions and deletions, together with copies of the certificate of incorporation, the by-laws or other organizational documents of each such Credit Party and the resolutions of each such Credit Party referred to in such certificate and all of the foregoing shall be satisfactory to the Administrative Agent.

                        (b) On or prior to the Closing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

            6.07 Material Adverse Effect. Since May 31, 2004, there shall have occurred no event, and no condition shall exist, that could result in a Material Adverse Effect.

            6.08 Initial Budget. On or prior to the Closing Date, the Borrowers shall have prepared the initial Budget, and the Lenders and the Administrative Agent shall have approved the initial Budget in their sold discretion.

            6.09 Agency Agreement. On or prior to the Closing Date, the Administrative Agent shall have received Agency Agreements with respect to each of the bank accounts listed on Annex I hereto.

            6.10 Security Agreement and Pledge Agreement. (a) On the Closing Date, (i) each of the Borrowers shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit E (each such security agreement, as amended, modified or supplemented from time to time, a "SECURITY Agreement"), (ii) the

Borrowers shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit F (such pledge agreement, as amended, modified or supplemented from time to time, the "PLEDGE AGREEMENT"), and (iii) the Borrowers shall have taken all actions reasonably requested by the Administrative Agent (including, without limitation, the obtaining of UCC search reports or equivalent reports and the filing of UCC-1's or UCC-3's, if applicable) in connection with the perfection and first priority status of the Liens intended to be created and/or maintained by the Pledge Agreement and each Security Agreement in the Pledge Agreement Collateral and the Security Agreement Collateral.

                        (b) On the Closing Date,

                        (i) the Lenders shall have received evidence that the completion of all recordings and filings necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken;

                        (ii) the Collateral Agent shall have in its possession all of the Securities which shall be either endorsed in blank (in the case of promissory notes constituting Securities) or accompanied by executed and undated stock powers (in the case of Capital Stock constituting Securities);

                        (iii) the Lenders shall have received evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the first priority Lien in the Pledge Agreement Collateral and the Security Agreement Collateral, subject only to Permitted Encumbrances, have been taken, or arrangements therefor have been made on a basis satisfactory to the Collateral Agent and shall be in place; and

                        (iv) the Collateral Agent shall have received a duly executed Perfection Certificate from each of the Borrowers.

            6.11 Insurance Policies. On or prior to the Closing Date, the Collateral Agent shall have received evidence of insurance complying with the requirements of Section 8.06 for the business and properties of the Borrowers and their Subsidiaries, in form and substance satisfactory to the Administrative Agent and, naming the Collateral Agent as an additional insured and/or loss payee, as the case may be, and stating that such insurance shall not be cancelled or revised without 30 days' prior written notice by the insurer to the Collateral Agent.

            6.12 Fees. On or prior to the Closing Date, the Borrowers shall have paid to the Administrative Agent and the Lenders all Fees and expenses (including, without limitation, reasonable fees and expenses of counsel) agreed upon by such parties to be paid on or prior to such date.

            6.13 Notice of Borrowing; Borrowing Base Certificates. Prior to the making of each Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.02(a) and a Borrowing Base Certificate as of a date not earlier than one week prior to the date the Loan is requested to be made.

            6.14 Prepetition Interest, Fees and Expenses. The Administrative Agent shall have received, for the account of the Prepetition Lender and its advisors and counsels, and advisors and experts retained by such advisors and counsels) payment of all fees and expenses incurred and accrued and unpaid interest due and payable under the Prepetition Credit Agreement to the extent authorized by the Bankruptcy Court or in any order entered by the Bankruptcy Court.

            The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrowers to the Administrative Agent and each of the Lenders that all of the applicable conditions specified above exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at its Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be satisfactory in form and substance to the Administrative Agent.

SECTION 7. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans, each of the Borrowers represents and warrants to, and agrees with, the Lenders, that all of the representations and warranties made by the Lead Borrower under and pursuant to Article 3 of the Asset Purchase Agreement are true and correct, that all such representations and warranties shall survive the execution and delivery of this Agreement and the making of the Loans (with the making of each Credit Event thereafter being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the date of each such Credit Event unless such representation and warranty expressly indicates that it is being made as of any specific date, in which case such representation and warranty shall be true and correct in all material respects as of such specific date).

SECTION 8. Affirmative Covenants. The Borrowers and each of them covenant and agree that as of the Closing Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no Notes are outstanding and the Loans and all interest, Fees and all other Obligations (other than indemnities described in Section 13.13 hereof which are not then due and payable) incurred hereunder, are paid in full:

            8.01 Information Covenants. The Borrowers will furnish to the Administrative Agent and each Lender:

                        (a) Annual Financial Statements. As soon as practicable, but in any event no later than September 15, 2004, the consolidated annual balance sheet of the Borrowers and their Subsidiaries, for the fiscal year ended December 31, 2003 and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year, in each case setting forth comparative consolidated figures for the preceding fiscal year, and in the case of the consolidated financial statements, examined by Ernst & Young LLP or such other independent certified public accountants of recognized national standing acceptable to the Administrative Agent whose opinion shall not be qualified except with respect to uncertainties inherent in the Case resulting in substantial doubt about any Borrower's or any Subsidiary's ability to continue as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrowers, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

                        (b) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the close of each of the first three quarterly accounting periods in the fiscal year of the Borrowers, the consolidated balance sheet of the Borrowers and their Subsidiaries, as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, and in each case setting forth comparative consolidated figures for the related periods in the prior fiscal year, all of which shall have been reviewed by Ernst & Young LLP or such other independent certified public accountants of recognized national standing acceptable to the Administrative Agent and shall be certified by the chief financial officer or controller of the Lead Borrower, subject to changes resulting from audit and normal year-end audit adjustments.

                        (c) Monthly Report. As soon as practicable, and in any event within thirty (30) days after the end of each monthly accounting period of the fiscal year of the Borrowers, monthly reports in a form reasonably satisfactory to the Administrative Agent, which shall include the consolidated balance sheet of the Borrowers and their Subsidiaries, as at the end of such monthly accounting period, and the related consolidated statements of income and cash flow for such monthly accounting period, setting forth (i) in the case of the balance sheet, comparative figures to the balance sheet delivered pursuant to Section 8.01(a) for the 2003 fiscal year and (ii) in the case of statements of cash flow, a summary of cash flows for the elapsed portion of the fiscal year ended with the last day of such monthly accounting period.

                        (d) Weekly Reports. Before 5:00 p.m. (Cleveland, Ohio time) or the first Business Day of each week the Lead Borrower shall deliver to Administrative Agent and each Lender a Borrowing Base Certificate as of the close of business the last Business Day of the immediately preceding week and a report reflecting (i) the cash flows of the Borrowers and their Subsidiaries for the immediately preceding calendar week and cash flow projections for the following consecutive thirteen calendar weeks, which shall include identification of all variances from the then current Budget for each such period, (ii) then current accounts payable agings, including a summary of postpetition accounts payable and (iii) daily cash receipts forecast for the following two weeks, in all respects in form and substance satisfactory to the Administrative Agent and the Lenders.

                        (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 8.01(a) (b), (c) and (d), a certificate of the chief financial officer, controller or other Authorized Officer of the Lead Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate, in the case of the certificate delivered pursuant to Section 8.01(a) and (b), shall set forth the calculations required to establish whether the Borrowers and their Subsidiaries were in compliance with the provisions of Section 9.10 and Sections 9.16 through 9.20.

                        (f) [Intentionally Omitted]

                        (g) Notice of Default or Litigation. Promptly, and in any event within three (3) Business Days after any Borrower obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto or (y) the commencement of or any significant development in the Case or any other litigation or governmental proceeding pending against any Borrower or any Subsidiary which is reasonably likely to have a Material Adverse Effect or is reasonably likely to have a material adverse effect on the ability of the Borrowers or any other Credit Party to perform its obligations hereunder or under any other Credit Document.

                        (h) Environmental Matters. Promptly upon, and in any event within ten (10) Business Days after, an officer of any of the Borrowers or any of their Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters (i) have already been disclosed to the Lenders or (ii) could not, individually or when aggregated with all other such environmental matters, be reasonably expected to have a Material Adverse Effect:

                        (i) any pending or threatened Environmental Claim against any Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries;

                        (ii) any condition or occurrence on or arising from any Real Property owned or operated by any Borrower or any of its Subsidiaries that
(a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against any Borrower or any of its Subsidiaries or any such Real Property;

                        (iii) any condition or occurrence on any Real Property owned or operated by any Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by any Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

                        (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by any Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided, that in any event the Borrower shall deliver to each Lender all notices received by it or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto. In addition, each Borrower will provide the Lenders with copies of all material communications with any government or governmental agency relating to Environmental Laws, all material communications with any Person (other than its attorneys) relating to any Environmental Claim of which notice is required to be given pursuant to this
Section 8.01(h), and such detailed reports of any such Environmental Claim as may reasonably be requested by the Lenders.

                        (i) Auditors' Reports. Promptly upon receipt thereof, a copy of each final report or "management letter" submitted to the Borrowers by their independent accountants in connection with any annual, interim or special audit made by it of the books of the Borrowers.

                        (ii) Claims Against Collateral. Immediately upon becoming aware thereof, notice in writing of any setoff, claims, withholdings or other defenses to which any of the Collateral, or any of the Lenders' rights with respect to the Collateral, are subject.

                        (iii) Other Information. From time to time, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Lenders may reasonably request from time to time.

            8.02 Retention of Financial Advisors. [reserved]

            8.03 Communications with Professionals. The Borrowers authorize the Administrative Agent, each Lender and any of the Administrative Agent's or the Lenders' respective representatives and counsel to communicate directly with the Borrowers' professionals and authorizes such professionals to disclose to the Administrative Agent, each Lender and the Administrative Agent's and the Lenders' respective representatives and counsel, as the case may be, such information as may be reasonably requested by such Person with respect to the business, financial condition and other affairs of the Borrowers or any of their Subsidiaries; provided that the Borrowers' professionals shall not be required to disclose privileged or confidential information to the extent that disclosure cannot be made without compromising such information's privileged or confidential status.

            8.04 Collateral Preservation. The Borrowers shall take all such further actions as the Administrative Agent may from time to time reasonably request to preserve, protect, perfect and ensure the priority of the Collateral, subject to Permitted Liens entitled to priority under applicable law.

            8.05 Executory Contracts. Prior to the Borrowers rejecting any contract or making any motion to reject any contract, the Borrowers shall notify the Administrative Agent in writing of the Borrowers' reasons why such rejection
(a) will be in the best interests of the Borrowers and (b) will not have a Material Adverse Effect on the Borrowers and avoid proceeding with such rejection if such rejection will have a Material Adverse Effect on any of the Borrowers.

            8.06 Maintenance of Property, Insurance. The Borrowers will, and will cause each of their Subsidiaries to, at all times maintain in full force and effect insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice. At any time that insurance at the levels described in Annex II is not being maintained by the Borrowers and their Subsidiaries, the Borrowers will notify the Lenders in writing thereof and, if thereafter notified by the Administrative Agent to do so, the Borrowers will, and will cause each of their Subsidiaries to, obtain insurance at such levels at least equal to those set forth in Annex II to the extent then generally available, or otherwise as are acceptable to the Administrative Agent. The Borrowers will, and will cause each of their Subsidiaries to, furnish on the Closing Date a summary of the insurance carried together with certificates of insurance and other evidence of such insurance, if any, naming the Collateral Agent as an additional insured and/or loss payee.

            8.07 Payment of Taxes. The Borrowers will pay and discharge, and will cause each of their Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted pursuant to Section 9.03(a) or charge upon any properties of the Borrowers or any of their Subsidiaries, provided, that none of the Borrowers or any of their Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Lead Borrower) with respect thereto in accordance with GAAP.

            8.08 Corporate Franchises. The Borrowers will do, and will cause each of their Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, material rights and authority, provided, that any transaction permitted by Section 9.02 will not constitute a breach of this Section 8.08.

            8.09 Compliance with Statutes, etc. Except as otherwise permitted by the Bankruptcy Court, the Borrowers will, and will cause each of their Subsidiaries to, comply with all applicable statutes (including, without limitation, all applicable Environmental Laws), regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property except for such non-compliance which would not have a Material Adverse Effect or would not have a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is party.

            8.10 ERISA. As soon as possible and, in any event, within ten (10) days after any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrowers will deliver to the Administrative Agent a certificate of the chief financial officer of the affected Borrower setting forth the full details as to such occurrence and the action, if any, which such Borrower, a Subsidiary or an ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; (except to the extent that the Borrower has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor as defined in Section 4001(a)(13) of ERISA of a Plan subject to the requirements of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA, with respect to a Plan; that any contribution required to be made with respect to a Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate will or may incur any material liability to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(l) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that any Borrower or any Subsidiary of any Borrower may incur any liability pursuant to any employee welfare benefit plan (as defined in Section 3(l) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan other than any Plan subject to Title IV of ERISA and/or Section 412 of the Code. The Borrowers will deliver to the Lenders (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents and other information required to be furnished to the PBGC, and any material notices received by any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate with respect to a Plan shall be delivered to the Lenders no later than ten (10) days after the date such report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by any Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

            8.11 Good Repair. The Borrowers will, and will cause each of their Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept, in all material respects, in good repair, working order and condition, normal wear and tear excepted, and, subject to Section 9.16, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

            8.12 End of Fiscal Years, Fiscal Quarters. The Borrowers will, for financial reporting and tax purposes, cause (i) each of their, and each of their Subsidiaries' fiscal years to end on December 31 of each year and (ii) each of their, and each of their Subsidiaries' fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

            8.13 Use of Proceeds. All proceeds of the Loans shall be used solely for the disbursements to be made in accordance with the Budget.

            8.14 Cash Management Arrangements; Depository Arrangements. The Borrowers shall and shall cause each Domestic Subsidiary to:

                        (a) Maintain in place cash management arrangements in accordance with the First Day Orders in connection with the Case relating to the Borrowers' cash management system and in form and substance reasonably satisfactory to the Administrative Agent. Without limiting the generality of the foregoing, the parties agree that:

                        (i) all cash and Cash Equivalents held by the Credit Parties and all proceeds of receivables and other accounts, chattel paper, general intangibles, instruments and other payment rights for which any of the Credit Parties is an obligee shall be deposited into either the Borrower Cash Collateral Account or any bank accounts of the Credit Parties subject to any of the Agency Agreements; and

                        (ii) all cash and Cash Equivalents held by the Credit Parties and all such proceeds of receivables and other accounts, chattel paper, general intangibles, instruments and other payment rights shall, on each Business Day or such other frequency as may be agreed to by the Administrative Agent, be transferred to the Borrower Cash Collateral Account, to the extent not already transferred to the Borrower Cash Collateral Account, for application to the Obligations pursuant to the provisions hereof.

                        (b) In the event that any of the Credit Parties receives any cash, checks or other cash proceeds of Collateral, promptly upon receipt thereof, in the identical form received (except for any endorsements thereon which may be required by the Administrative Agent), cause such cash, checks and cash proceeds to be paid directly into the Borrower Cash Collateral Account or into any agency account subject to an Agency Agreement.

                        (c) Except to the extent that the Borrowers shall be required to make payments to the Administrative Agent or any other Person pursuant to the terms of this Agreement or the other Credit Documents, and subject to the rights and remedies that may from time to time be available to the Administrative Agent and the Lenders upon the occurrence of an Event of Default, the Borrowers may use the proceeds of Borrowings for the disbursements set forth in the Budget, subject in any case to the terms and conditions of this Agreement and the other Credit Documents, and no such funds may be applied to the Prepetition Obligations except as otherwise provided in this Agreement or any other Credit Document or as permitted by the Bankruptcy Court or in any order entered by the Bankruptcy Court.

            8.15 Actions Relating to Asset Sale. The Borrowers will (a) file with the Bankruptcy Court on or before July 15, 2004, a motion in form and substance acceptable to the Lenders in their sole discretion, seeking approval of sale procedures for the sale of substantially all of the assets of the Borrowers to Presstek or such other party as may submit a higher and better offer, (b) obtain an Order approving sale procedures on or before August 27, 2004, which provides for the following terms and conditions in connection with the sale: (i) a break-up fee of $1,200,000.00 and expense reimbursement not to exceed $500,000.00, payable at closing in the event the Borrowers sell all or any substantial portion of their assets to a competing bidder, (ii) a requirement that any competing bid be on terms substantially identical to, and no less favorable than, those contained in Presstek's asset purchase agreement, including that such bid be an all cash bid, (iii) a requirement that any initial competing bid for the purchased assets be for not less than $2,100,000.00 above the purchase price offered by Presstek, (iv) a requirement that any subsequent competing bid be for not less than $200,000.00 above the prior bid, and (v) providing that any competing bid that is subject to a financing contingency will not be considered; and (c) obtain an Order, on or before September 30, 2004, that authorizes the Borrowers to sell substantially all of its assets to Presstek and includes the following provisions: (i) the assets being transferred are free and clear of any and all liens, claims, encumbrances and liabilities whatsoever (excluding post-closing obligations under any expressly assumed leases and executory contracts), including, without limitation, claims with respect to tax, labor and environmental matters, (ii) Presstek is not a successor to the Lead Borrower, and (iii) Presstek has acted in "good faith" within the meaning of that term's usage in Section 363(m) of the Bankruptcy Code.

            8.16 Additional Security; Further Assurances.

                        (a) The Borrowers will, and will cause each of their Subsidiaries to, grant to the Collateral Agent security interests and mortgages (each an "ADDITIONAL MORTGAGE") in such owned Real Property of the Borrowers and their Subsidiaries acquired after the Closing Date as may be requested from time to time by the Administrative Agent (each such Real Property, an "ADDITIONAL MORTGAGED PROPERTY"). Such Additional Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable Liens superior to and prior to the rights of all third Persons and subject to no other Liens except as are permitted by Section 9.03. The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall have been paid in full by the Borrowers.

                        (b) The Borrowers will, and will cause each of their Subsidiaries to, at the expense of the Borrowers, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrowers will cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be requested by the Administrative Agent to assure themselves that this Section 8.16 has been complied with.

                        (c) The Borrowers agree that each action required by clauses (a) and (b) above in this Section 8.16 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent or the Required Lenders, provided that in no event shall the Borrowers be required to take any action, other than using its reasonable commercial efforts without any material expenditure, to obtain consents from third parties with respect to its compliance with such clauses (b) and (c).

                        (d) In the event that the Administrative Agent or the Required Lenders at any time after the Closing Date determine in its or their good faith discretion that real estate appraisals satisfying the requirements of FIRREA (any such appraisal a "REQUIRED APPRAISAL") are or were required to be obtained, or should be obtained, in each case, in accordance with FIRREA, in connection with the Mortgaged Properties, then, within 120 days after receiving written notice thereof from the Administrative Agent or the Required Lenders, as the case may be, such Required Appraisal shall be delivered, at the expense of the Borrowers, to the Administrative Agent which Required Appraisal, and the respective appraiser, shall be satisfactory to the Administrative Agent.

SECTION 9. Negative Covenants. The Borrowers covenant and agree that as of the Closing Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no Notes are outstanding and the Loans and all interest, Fees and all other Obligations (other than indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

            9.01 Changes in Business. The Borrowers will not, and will not permit any of their Subsidiaries to, materially alter the character of the business of the Borrowers and their Subsidiaries from that conducted on the Closing Date; provided, that this Section 9.01 shall not restrict the making of any investment expressly permitted by Section 9.08 or the consummation of any transaction expressly permitted by Section 9.02.

            9.02 Consolidation, Merger, Sale or Purchase of Assets, etc. Except as otherwise provided in this Agreement or the Orders, or as required by Section
8.15 of this Agreement, the Borrowers will not, and will not permit any of their Subsidiaries to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of all or any part of its property or assets (other than inventory or obsolete equipment or excess equipment no longer needed in the

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conduct of the business in the ordinary course of business), including pursuant to any sale/leaseback transaction, or purchase, lease or otherwise acquire all or any part of the property or assets of any Person (other than leases, purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business), or agree to do any of the foregoing at any future time, except that the following shall be permitted:

                        (a) the Borrowers and their Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business (so long as such lease does not create a Capitalized Lease Obligation);

                        (b) the Borrowers and their Subsidiaries may license or sublicense software, customer lists, trademarks, service marks, patents, trade names and copyrights and other intellectual property in the ordinary course of business, provided, that such licenses or sublicenses shall not materially interfere with the business of the Borrowers or any such Subsidiary;

                        (c) each of the Borrowers and its Subsidiaries may make sales or transfers of inventory in the ordinary course of business and consistent with past practices (including without limitation sales or transfers of inventory by the Borrower to its Subsidiaries).

            9.03 Liens. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrowers or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to any of the Borrowers or any of their Subsidiaries) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided, that the provisions of this Section 9.03 shall not prevent the creation, incurrence, assumption or existence of the following (with such Liens described below being herein referred to as "PERMITTED LIENS"):

                        (a) inchoate Liens for taxes, assessments or governmental charges or rules not yet due or Liens for taxes, assessments or governmental charges or rules being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Lead Borrower) have been established;

                        (b) Liens in respect of property or assets of the Borrowers or any of their Subsidiaries imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of any of the Borrowers or any of their Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

                        (c) Liens created by or pursuant to this Agreement, the Orders and the other Credit Documents;

                        (d) Liens arising from judgments, decrees or attachments (or securing of appeal bonds with respect thereto) in circumstances not constituting an Event of Default under Section 10, so long as no cash or property (other than proceeds of insurance payable by reason of such judgments, decrees or attachments) is deposited or delivered to secure any respective judgment or award, or any appeal bond in respect thereof, the fair market value of which exceeds $25,000;

                        (e) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety bonds (other than appeal bonds), bids, leases, government contracts, obligations to utilities, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

                        (f) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrowers or any of their Subsidiaries;

                        (g) any interest or title of a lessor under any lease permitted by this Agreement; and

                        (h) Permitted Encumbrances.

Nothing contained in this Section 9.03 subordinates the Liens in favor of the Administrative Agent under the Security Documents to any Permitted Lien that is not valid, perfected and entitled to priority over the Administrative Agent's Liens under applicable law or that is avoidable under the Bankruptcy Code.

            9.04 Indebtedness. The Borrowers will not, and will not permit any of their Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                        (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents; and

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

                        (b) Existing Indebtedness, without giving effect to any subsequent extension, renewal or refinancing thereof.

            9.05 Severance Payments. The Borrower shall make no Severance Payments except as otherwise consented to by the Administrative Agent.

            9.06 [Reserved].


            9.07 Restrictions on Negative Pledges and Upstream Limitations. The Borrowers will not, and will not permit any of their Subsidiaries to (a) enter into or permit to exist any arrangement or agreement (excluding this Agreement and the other Credit Documents) which directly or indirectly prohibits the Borrowers or any of their Subsidiaries from creating, assuming or incurring any Lien upon its or their properties, revenues or assets or those of any of their Subsidiaries whether now owned or hereafter acquired, or (b) enter into any agreement, contract or arrangement (excluding this Agreement and the other Credit Documents) restricting the ability of any Borrower or any Subsidiary of any of the Borrowers to pay or make dividends or distributions in cash or kind to any other Borrower, to make loans, advances or other payments of whatsoever nature to any other Borrower, or to make transfers or distributions of all or any part of its assets to any Borrower.

            9.08 Advances, Investments and Loans. The Borrowers will not, and will not permit any of their Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except:

                        (a) subject to the terms of this Agreement, the Borrowers and their Subsidiaries may acquire and hold receivables owing to them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                        (b) the Borrowers and their Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and

                        (c) advances limited to the amounts of fees required to be paid to the United States Trustee by Multigraphics, LLC in the Cases when due together with other required administrative expenses of Multigraphics, LLC, in no event including any professional fees or reimbursements; provided, that the cumulative total of all advances permitted by this subsection (c) shall not exceed $25,000.00.

            9.09 Prepayments of Indebtedness, Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements, etc. Except as required or expressly permitted by this Agreement, the Borrowers will not, and will not permit any of their Subsidiaries to, (x) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange or refinancing of any Prepetition Obligations, (y) amend, modify or change in any manner any agreements relating to any Prepetition Obligations, or (z) amend, modify or change in any manner materially adverse to the interests of the Lenders, the Certificate of Incorporation (including, without limitation, by the filing of any additional certificate of designation) or By-Laws of any of the Borrowers or any of their Subsidiaries, the terms of any of its Capital Stock, or enter into any new agreement in any manner materially adverse to the interests of the Lenders with respect to the Capital Stock of any of the Borrowers or any of their Subsidiaries.

            9.10 Dividends, etc. The Borrowers will not, and will not permit any of their Subsidiaries to, declare or pay any dividends (other than dividends payable solely in Capital Stock of such Person) or return any capital to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its Capital Stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of their Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the Capital Stock of any of the Borrowers or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its Capital Stock) (all of the foregoing "DIVIDENDS"), except that any Subsidiary of any Borrower may pay cash Dividends to the Borrower.

            9.11 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions after the Closing Date whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate; provided, that the foregoing restrictions shall not apply to (i) Dividends permitted under Section 9.10 and (ii) transactions between Borrowers and their Subsidiaries to the extent otherwise expressly permitted under this Agreement.

            9.12 Limitation on Creation of Subsidiaries. The Borrowers shall not, and shall not permit any of their Subsidiaries to, establish, create or acquire any additional Subsidiaries.

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

            9.13 Limitation on Issuance of Stock. The Borrowers will not issue any shares of Capital Stock, and will not permit any of their Subsidiaries directly or indirectly to issue, sell, assign, pledge or otherwise encumber or dispose of any shares of its Capital Stock or other securities (or warrants, rights or options to acquire shares or other equity securities) of such Subsidiary, except to the extent required by applicable law.

            9.14 Limitation on Creation of Bank Accounts. The Borrowers will not, and will not permit any of their Domestic Subsidiaries to, (a) establish any bank accounts other than those listed on Annex I without the Administrative Agent's prior written consent, (b) violate directly or indirectly any Agency Account Agreement with respect to such account, or (c) deposit into any of the payroll accounts listed on Annex I any amounts in excess of amounts necessary to pay current payroll and related tax obligations from such accounts. Upon the written consent of the Administrative Agent to the establishment of an additional bank account pursuant to clause (a) of this Section 9.14, Annex I hereto will be amended to reflect the addition of such bank account.

            9.15 Bankruptcy Cases. The Borrowers will not (a) seek, consent or suffer to exist any modification, stay, vacation or amendment to the Orders, unless the Lenders have consented to such modification, stay, vacation or amendment in writing, (b) seek or consent to nor shall the Bankruptcy Court have permitted a priority claim for any administrative expense or unsecured claim against any of the Borrowers (now existing or hereafter arising of any kind or nature whatsoever, including without limitation any administrative expense of the kind specified in Sections 503(b), 506(c), 507(b), 1113 and 1114 of the Bankruptcy Code) equal or superior to the priority claim of the Administrative Agent and the Lenders in respect of the Obligations, except for the Carve Out, or (c) seek, consent or suffer to exist any Lien on any Collateral, having a priority equal or superior to the Lien in favor of the Administrative Agent in respect of the Obligations, except for the Carve-Out and Permitted Liens.

SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "EVENT OF DEFAULT"):

            10.01 Payments. The Borrowers shall default in the payment when due of any principal of or interest on the Loans, any Fees or any other amounts owing hereunder or under any other Credit Document; or

            10.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            10.03 Covenants. Any of the Borrower or any of their Subsidiaries shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 8 or 9 or (b) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 10 days; or

            10.04 Failure to Pay Post-Filing Date Indebtedness, Etc. The Borrowers shall (a) fail to pay any Indebtedness arising after the Filing Date in an aggregate amount at any time in excess of $50,000 when and as the same shall become due and payable (giving effect to any applicable grace period under the instrument evidencing such Indebtedness) (except as may be permitted by the Bankruptcy Code) or (b) fail to comply with any order of the Bankruptcy Court in any material respect; or

            10.05 Payment of Prepetition Indebtedness. The Borrowers shall pay any Prepetition Obligations; provided, however, the Borrower may pay (a) any amounts as provided in the first day orders, which orders shall be customary first-day orders for debtors in Chapter 11 of the Bankruptcy Code (the "FIRST DAY ORDERS"), and in form and substance satisfactory to the Administrative Agent, (b) Postpetition Interest as provided in Section 1.07 herein and (c) any other amounts pursuant to other orders of the Bankruptcy Court acceptable to the Administrative Agent; or

            10.06 Default Under Other Agreements. (a) The Borrowers or any of their Subsidiaries shall default in the observance or performance of any agreement or condition relating to any postpetition Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity or (b) any such postpetition Indebtedness of the Borrowers or any of their Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

            10.07 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, ..67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrowers or any

Subsidiary of any of the Borrowers or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(l) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or any of the Borrowers or any of their Subsidiaries has incurred or is likely to incur material liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(l) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien or the granting of a security interest, and (c) such lien or security interest, individually, and/or in the aggregate, in the reasonable opinion of the Required Lenders, has had, or could reasonably be expected to have, a material adverse effect upon the business, operations, condition (financial or otherwise) or prospects of the Borrowers or any of their Subsidiaries; or

            10.08 Continued Operation of Business. The Borrowers shall be enjoined from conducting any part of their business as a debtor in possession, there shall occur any act of terrorism or other "force majeure" event disrupting any material portion of the businesses of the Borrowers and their Subsidiaries, or there shall occur any loss or change in any license or permit of any of the Borrowers or any of their Subsidiaries, or any material damage to, or loss of any Borrower's assets, which in each such case referred to this Section 10.08 shall continue for a period of five (5) or more days and could reasonably be expected to have a Material Adverse Effect; or

            10.09 Credit Documents. If any of the Credit Documents shall be cancelled, terminated, revoked or rescinded; or the Administrative Agent's Lien on any of the Collateral shall cease to be perfected or have the priority contemplated by this Agreement or the Orders, or any suit or action at law, or in equity or other legal proceeding to cancel, revoke, rescind or otherwise challenge any of the Credit Documents or the Liens securing the Obligations shall be commenced by any of the Borrower or any of their Subsidiaries; or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Credit Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

            10.10 Change of Control. A Change of Control shall occur; or

            10.11 Final Judgment. There shall remain undischarged for more than thirty (30) days any final judgment arising after the Filing Date or execution action against any of the Borrowers or relief from the automatic stay of Section 362(a) of the Bankruptcy Code shall be granted to any creditor or creditors of any of the Borrowers with respect to assets having an aggregate value in excess of $50,000 or where the deprivation of any of the Borrowers or any Subsidiary of such assets could reasonably be expected to have a Material Adverse Effect; or

            10.12 Relief from Automatic Stay. Any of the Borrowers shall default in the payment when due of any principal of or interest on any post-Filing Date Indebtedness, or any pre-Filing Date Indebtedness if, by order of the Bankruptcy Court issued with respect to such Indebtedness, the default thereunder entitles the holder thereof to relief from the automatic stay under Section 362 of the Bankruptcy Code, in excess of $50,000 in the aggregate of such post-Filing Date or pre-Filing Date Indebtedness; or

            10.13 Modification of Any Order. The Bankruptcy Court shall enter any order (i) amending, supplementing, altering, staying, vacating, rescinding or otherwise modifying any Order, or any other order with respect to the Case, affecting adversely in any respect this Agreement, (ii) appointing a chapter 11 trustee or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code in any of the Cases, (iii) dismissing any of the Cases or converting any of the Cases to a Chapter 7 case, or (iv) granting relief from the automatic stay to any creditor holding or asserting a Lien or reclamation claim on the assets of any of the Borrowers with a value in excess of $50,000; or

            10.14 Final Order. The Bankruptcy Court shall fail to enter the Final Order by July 30, 2004; or

            10.15 Event of Default under Orders. The occurrence of an event of default or contempt under either of the Orders; or

            10.16 Application for Superpriority Claim. An application shall be filed by any of the Borrowers for the approval of any other Superpriority Claim in any of the Cases which is pari passu with or senior to the claims of the Administrative Agent and the Lenders against the Borrowers unless after giving effect to the transactions contemplated by such application, all Obligations (whether contingent or otherwise) shall be paid in full in cash and the Commitments shall be terminated), or the Bankruptcy Court shall determine that any such Superpriority Claim has arisen; or

            10.17 Motions with Bankruptcy Court. Any of the Borrowers shall file a motion in any of the Cases (i) except for the payment of payroll and payroll-related expenses and as otherwise provided in the Orders and the First Day Orders, to use cash collateral of the Lenders or of the Prepetition Lenders under Section 363(c) of the Bankruptcy Code without the Lenders' consent, (ii) to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code, to cut off rights in the Collateral under Section 552(b) of the Bankruptcy Code, or (iii) to take any other action or actions adverse to the Lenders or the Prepetition Lenders or their rights and remedies hereunder or under any of the other Credit Documents or any of the documents evidencing or creating any of the Prepetition Obligations or the Lenders' or the Prepetition Lenders' interest in any of the Collateral; or

            10.18 Suit against Lenders, etc. A suit or action against any of the Lenders, the Administrative Agent, the Prepetition Administrative Agent, or the Prepetition Lenders shall be commenced by any of the Borrowers or any of their Subsidiaries, any federal, state environmental protection or health and safety agency or any official committee in the Case, which suit or action asserts any claim or legal or equitable remedy contemplating subordination of any claim or Lien of the Lenders, the Administrative Agent, the Prepetition Lenders, or the Prepetition Administrative Agent, and shall remain undismissed or unstayed for fifteen (15) days after its commencement without any preliminary relief of the nature sought having been granted; and, with respect to any suit or action by any such federal or state agency or official committee, a preliminary order for relief or judgment or decree shall have been entered in such suit or action against the Lenders, the Administrative Agent, the Prepetition Administrative Agent, or the Prepetition Lenders and, in the case of a preliminary order, such preliminary order has not been stayed within ten (10) days after its entry; or

            10.19 Reorganization Plan or Disclosure Statement. Without the prior written consent of the Administrative Agent, a Reorganization Plan or a related disclosure statement or any draft of either thereof is distributed by or on behalf of the Borrowers to any Person and such Reorganization Plan or disclosure statement does not provide for the Payment In Full upon the effectiveness of such Plan of Reorganization.

            10.20 Remedies. If any such event, and at any time thereafter, if any Event of Default shall occur and then be continuing, the Administrative Agent may, and shall upon the written instruction of Required Lenders (which for purposes of such instruction shall include the Administrative Agent in its capacity as a Lender), by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrowers, except as otherwise specifically provided for in this Agreement: (i) declare the Total Commitments terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; (iii) subject to the notice provisions of the following paragraph, enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; and (iv) subject to the notice provisions of the following paragraph, apply any cash collateral held pursuant to this Agreement to repay the Obligations.

In addition to and not in derogation of the above paragraph, upon the occurrence of an Event of Default, the Administrative Agent shall provide the Borrowers, the United States Trustee for the District of Delaware and any Statutory Committee with five (5) days' prior notice of the exercise of remedies under this section and under the Security

Documents, which such notice will specify the Event of Default and the basis therefor and will be given by the Administrative Agent via facsimile. During such notice period, the Borrowers shall have the right to seek an emergency hearing before the Bankruptcy Court for the sole purpose of contesting whether an Event of Default has occurred; provided, that the Credit Parties shall have no right to use or seek to use the cash Collateral during such notice period. Unless during such notice period the Borrowers obtain an order of the Bankruptcy Court to the effect that an Event of Default has not occurred, upon the expiration of such notice period, the Agents and the Lenders shall have relief from the automatic stay without further notice or Court order, and the Collateral Agent may foreclose on all or any portion of the Collateral or otherwise exercise remedies against the Collateral permitted by the Security Documents and other nonbankruptcy law, including, without limitation, the exercise of rights of setoff, the collection of accounts receivable and application of the proceeds thereof to the Obligations, and occupation of the premises of the Borrowers to sell the Collateral, and any right of the Borrowers to use cash collateral shall cease.

In addition, at the expiration of any five day notice period referred to above, in case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to item (ii) above, each Lender, if owed any amount with respect to the Loans or other Obligations, may, and the Administrative Agent shall if directed by the Required Lenders (which for purposes of such direction shall include the Administrative Agent in its capacity as a Lender), and may in its sole discretion, on behalf of the Lenders, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Credit Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Agents is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

SECTION 11. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "A.B. DICK ACCUMULATED DEPRECIATION INVENTORY" means Inventory of the Lead Borrower that is the subject of an excess inventory reserve, obsolete inventory reserve or accumulated depreciation reserve.

            "A.B. DICK ELIGIBLE ACCOUNTS" means Eligible Accounts of the Lead Borrower.

            "A.B. DICK ELIGIBLE INVENTORY" means Eligible Inventory owned by the Lead Borrower.

            "ACCOUNTS" means and includes "accounts" as defined in the UCC.

            "ACCOUNT CREDITOR" means any Person to whom an Account Debtor is or becomes obligated under, with respect to, or on account of an Account.

            "ACCOUNT DEBTOR" means any Person who is or becomes obligated to an Account Creditor under, with respect to, or on account of an Account.

            "ADDITIONAL MORTGAGE" shall have the meaning provided in Section 8.16(a).

            "ADDITIONAL MORTGAGED PROPERTY" shall have the meaning provided in
Section 8.16(a).

            "ADMINISTRATIVE AGENT" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

            "AFFILIATE" SHALL mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote five percent (5%) or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

            "AGENCY AGREEMENT" means an account control and agency agreement between a banking institution and the Administrative Agent with respect to an account of any of the Borrowers or any of their Subsidiaries held at such banking institution, providing in part for the holding of such account by such banking institution on behalf of the Administrative Agent for the benefit of the Lenders, and otherwise in form and substance satisfactory to the Administrative Agent.
            "AGENTS" shall mean, collectively, the Administrative Agent and the Collateral Agent.

            "AGREEMENT" shall mean this debtor in possession revolving credit agreement, as the same may be from time to time modified, amended and/or supplemented.

            "APPROVED BANK" shall have the meaning provided in the definition of Cash Equivalents.

            "APPROVED COMPANY" shall have the meaning provided in the definition of Cash Equivalents.

            "ASSET PURCHASE AGREEMENT" means that certain Asset Purchase Agreement dated as of July 13, 2004 by and among Presstek, Silver Acquisitions Corp., as Purchaser, Paragon, and Lead Borrower and A.B. Dick Company of Canada, Ltd., as Sellers, providing, INTER ALIA, on and subject to the terms therein set forth, for the sale of certain assets of the Sellers to the Purchaser.

            "ASSET SALE" shall mean the sale, transfer or other disposition, in any one or series of transactions, by any of the Borrowers or any Subsidiary of any of the Borrowers to any Person other than a Borrower of any asset of any Borrower or such Subsidiary (other than sales, transfers or other dispositions in the ordinary course of business of inventory and/or obsolete or excess equipment pursuant to Section 9.02).

            "ASSIGNEE" shall have meaning provided in Section 13.04(c).

            "ASSIGNMENT AGREEMENT" shall have the meaning provided in Section 13.04(c).

            "AUTHORIZED OFFICER" shall mean any senior officer of each Borrower designated as such in writing to the Administrative Agent by such Borrower in each case to the extent acceptable to the Administrative Agent.

            "AVOIDANCE ACTIONS" means avoidance actions of any of the Borrowers under Chapter 5 and/or Section 724(a) of the Bankruptcy Code (or proceeds thereof).

            "AVOIDANCE CLAIMS" means any claim based on or arising under Sections 544, 547, 548 and 550 of the Bankruptcy Code.

            "BANKRUPTCY CODE" shall mean Title 11 of the United States Code.

            "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Northern District of Illinois.

            "BORROWER CASH COLLATERAL ACCOUNT" means that certain commercial deposit account, Account No. 359681122545 at KeyBank National Association, in the name of the Administrative Agent, for the benefit of the Lenders.

            "BORROWERS" shall have the meaning provided in the recitals hereto.

            "BORROWING" shall mean the disbursement of a Loan to the Borrowers pursuant to Section 1.01.

            "BORROWING BASE" means, at any date of determination, an amount not in excess of the difference of the following:

                        (a) the sum of:

                                     (i) eighty percent (80%) of the amount due and owing on the A. B. Dick Eligible Accounts other than Eligible Accounts comprised of Service Related Accounts; plus

                                     (ii) fifty percent (50%) of the amount due and owing on the A. B. Dick Eligible Accounts consisting of Eligible Accounts comprised of Service Related Accounts; plus

                                     (iii) the lesser of:

                                                 (x) Fifteen Million Dollars
                                                 ($15,000,000) or

                                                 (y) sixty percent (60%) of the
                                                 cost or market value (whichever
                                                 is lower) of the A. B. Dick
                                                 Eligible Inventory; plus

                                     (iv) sixty percent (60%) of the cost (net of reserves and depreciation) of the A. B. Dick's House Demo Inventory; plus

                                     (v) the lesser of:

                                                 (x) Fifty Thousand Dollars
                                                 ($50,000) or

                                                 (y) ten percent (10%) of the
                                                 cost (net of reserves and
                                                 depreciation) of the A. B.
                                                 Dick's Field Demo Inventory ;

                        minus
                        -----

                        (b) the Reserve Amount.

            "BORROWING BASE CERTIFICATE" means a certificate reflecting the calculation of the Borrowing Base, substantially in the form attached hereto as Exhibit G (each a "Borrowing Base Certificate") and satisfactory in substance to the Administrative Agent.

            "BUDGET" shall mean a thirteen (13) week Budget of the operating receipts and disbursements for the Borrowers, a schedule of the dates and amounts of Loans to be requested and outstanding, on a week-by-week basis, substantially in the form of Annex III and in substance satisfactory to the Administrative Agent and each of the Lenders, including as such Budget may be amended or revised from time to time with the agreement of the Lenders and the Administrative Agent, in their respective sole discretion.

            "BUSINESS DAY" shall mean any day excluding Saturday, Sunday and any day which shall be in the City of Cleveland, Ohio a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close.

            "CAPITAL LEASE" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

            "CAPITAL STOCK" shall mean, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, partnership interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.

            "CAPITALIZED LEASE OBLIGATIONS" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

            "CARVE OUT" shall mean, at any time, an amount equal to the sum of then unpaid (a) allowed administrative expenses pursuant to 28 U.S.C. Section 1930(a)(6), plus (b) allowed fees and expenses incurred by the professionals retained by the Borrowers and any Statutory Committee pursuant to Sections 327 and 1103 of the Bankruptcy Code (excluding, however, fees, costs and expenses of third-party professionals employed by the members of any such Statutory Committee. For purposes of clause (b) above, the Carve Out shall be limited to accrued and unpaid professional fees and expenses incurred prior to the Termination Date plus $100,000. For purposes hereof, "Termination Date" shall mean the earliest of (a) the Maturity Date, and (b) the date of exercise of remedies by the Agents hereunder or under the Security Documents.

            "CASE" shall mean, collectively, the Debtors' reorganization cases under Chapter 11 of the Bankruptcy Code (Chapter 11 Case Nos.
_____________________________) pending in the United States Bankruptcy Court for the District of Delaware.

            "CASH EQUIVALENTS" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) Dollars denominated time deposits, certificates of deposit and bankers' acceptances of KeyBank National Association, any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Ratings Services ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. ("MOODY'S") is at least P-1 or the equivalent thereof (any such bank, an "APPROVED BANK"), in each case with maturities of not more than six months from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above,

(iv) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (any such company, an "APPROVED COMPANY"), or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition and
(v) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (i) through (iv) above.

            "CASH PROCEEDS" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by any of the Borrowers and/or any of their Subsidiaries from such Asset Sale.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq.

            "CHANGE OF CONTROL" shall mean (a) the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange
Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Paragon, whether as a result of the issuance of securities of Paragon, any merger, consolidation, liquidation or dissolution of Paragon, any direct or indirect transfer of securities or otherwise (for purposes of this clause (a) and clause (b) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly (through Wholly-Owned Subsidiaries that are not operating businesses), in the aggregate a majority of the voting power of the Voting Stock of the parent corporation) or (b) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (a) above, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the Voting Stock of Paragon; provided, that the Permitted Holders "beneficially own" (as defined in clause (a) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of Paragon than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Paragon (for the purposes of this clause (b) such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in this clause

(b)), directly or indirectly, more than 30% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in clause (a) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation), or (c) the Lead Borrower shall cease to be a wholly-owned Subsidiary of Paragon.

            "CHATTEL PAPER" means "chattel paper" as defined in the UCC.

            "CLOSING DATE" shall have the meaning provided in Section 13.10.

            "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

            "COLLATERAL" shall mean all of the "Collateral" as defined in each of the Security Documents.

            "COLLATERAL AGENT" shall mean the Administrative Agent acting as collateral agent for the Lenders pursuant to the Security Documents.

            "COLLECTIONS AND REMITTANCES" shall mean all payments received at any time by the Administrative Agent or the Collateral Agent in respect of Accounts of the Borrowers or other proceeds of any Collateral, and shall include all payment orders, checks and other instruments by which any such payments are to be made.

            "COMMITMENTS" shall mean the Tranche A Commitment, the Tranche B Commitment and the Tranche C Commitment, in each case as may be reduced from time to time pursuant to the terms hereof.

            "COMMITMENT Commission" shall have the meaning provided in Section 3.01(a).

            "COMMITMENT PERCENTAGE" shall mean, with respect to the Tranche A Commitment, 100% for Presstek and 0% for KeyBank, with respect to the Tranche B Commitment, 100% for Presstek and 0% for KeyBank and, with respect to the Tranche C Commitment, 100% for KeyBank and 0% for Presstek.

            "CREDIT DOCUMENTS" means, collectively, this Agreement, the Notes, each Security Document and all other agreements, instruments and documents executed in connection therewith, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect.

            "CREDIT EVENT" shall mean and include the making of a Loan.

            "CREDIT EXPOSURE" shall have the meaning provided in Section
13.04(b).

            "CREDIT PARTY" shall mean the Borrowers.

            "CREDITORS' COMMITTEE" shall mean the official committee of creditors in the Case.

            "DEBTORS" shall have the meaning provided in the recitals hereto.

            "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "DIVIDENDS" shall have the meaning provided in Section 9.10.

            "DOLLARS" and "$" each shall mean lawful currency of the United States of America.

            "DOMESTIC Subsidiary" means any Subsidiary other than a Foreign Subsidiary.

            "ELIGIBLE ACCOUNTS" means, with respect to any Person, only such Accounts of such Person as the Administrative Agent, in its reasonable discretion, shall from time to time consider to be Eligible Accounts and, by way of example and not limitation, excluding Accounts which:

                        (a) either: (i) remain unpaid more than ninety (90) days after the original invoice date or (ii) have an original due date greater than ninety (90) days after the original date of invoice,;

                        (b) have arisen from services performed by the Account Creditor to or for the Account Debtor outside the ordinary course of business;

                        (c) have arisen from the sale by the Account Creditor of goods where such goods have not been shipped or delivered to the Account Debtor;

                        (d) have arisen from transactions which are not complete, are not bona fide, or require further acts on the part of the Account Creditor to make such Account payable by the Account Debtor;

                        (e) have arisen in connection with sales of goods which were shipped or delivered to the Account Debtor on other than an absolute sale basis, such as shipments or deliveries made on consignment, a sale or return basis, a guaranteed sale basis, a bill and hold basis, or on the basis of any similar understanding;

                        (f) have arisen in connection with sales of goods which were, at the time of sale thereof, subject to any Lien, except the security interest in favor of the Agent created by the Loan Documents;

                        (g) are subject to any provision prohibiting assignment or requiring notice of or consent to such assignment;

                        (h) are subject to any Lien other than the Lien in favor of the Collateral Agent;

                        (i) are Accounts with respect to which the Account Debtor is currently asserting setoff, counterclaim, defense, allowance, dispute, or adjustment rights, or are Accounts that have arisen in connection with the sale of goods which have been returned, rejected, repossessed, lost or damaged;

                        (j) are owed from an Account Debtor about which the Account Creditor has received notice that such Account Debtor is the subject of Financial Impairment or has suspended normal business operations, dissolved, liquidated or terminated its existence;

                        (k) are owed by any Account Debtor located in New Jersey or Minnesota unless the Account Creditor has filed all legally required Notice of Business Activities Reports with the New Jersey Department of Taxation or the Minnesota Department of Revenue, respectively;

                        (l) are Accounts with respect to which the Account Debtor is located in any jurisdiction which requires that the Account Creditor, in order to sue any Person in such jurisdiction's courts, either (i) qualify to do business in such jurisdiction or (ii) file a report with the taxation division of such jurisdiction for the then current year, unless the Account Creditor has fulfilled such requirements to the extent applicable for the then current year;

                        (m) are evidenced by Chattel Paper or any Instrument of any kind (including, without limitation, any promissory notes);

                        (n) are Accounts with respect to which any of the representations, warranties, covenants and agreements contained in the Prepetition Credit Agreement or any of the other Prepetition Loan Documents are not or have ceased to be complete and correct or have been breached;

                        (o) are Accounts with respect to which the Account Debtor is also a supplier or creditor of the Account Creditor, except to the extent that the aggregate amount owed to the Account Creditor by such Account Debtor exceeds the aggregate amount owed to such Account Debtor by the Account Creditor;

                        (p) are Accounts with respect to which the Collateral Agent or the Prepetition Administrative Agent does not have a first priority, perfected security interest;

                        (q) represent a progress billing or have had the time for payment extended by the Account Creditor without the consent of the Administrative Agent (for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the Account Creditor's completion of any further performance under the contract or agreement);

                        (r) are owed by a Person that is not a citizen of or organized under the laws of the United States or any State or are owed by any Person located outside of the United States unless (i) such Accounts are owed by an Account Debtor located in Canada and the Agent has a first priority lien perfected to its satisfaction in such Accounts, or (ii) payment of such Accounts is guaranteed by a letter of credit in form and substance and issued by a financial institution satisfactory to the Administrative Agent, in its sole discretion, and which has been transferred or assigned to the Administrative Agent as security for the Obligations.

                        (s) are owed any government or any department, agency, or instrumentality thereof;

                        (t) are owed by any State or any department, agency, or instrumentality thereof unless the Account Creditor has complied with any applicable statutory or regulatory requirements thereof in respect of the Agent's security interest therein as granted hereunder;

                        (u) are owed by an Affiliate of the Account Creditor;

                        (v) are owed by an Account Debtor with respect to which more than fifty percent (50%) of the balances then outstanding on Accounts owed by such Account Debtor and its Affiliates to the Account Creditor has remained unpaid for more than ninety (90) days from the dates of their original due dates, as applicable; or

                        (w) are, in the Administrative Agent's reasonable credit judgment, Accounts of an Account Debtor which is deemed to be an unacceptable credit risk or Accounts which are otherwise deemed unacceptable. The Administrative Agent shall use reasonable efforts to notify the Lead Borrower of any such determination under this clause (w), but shall not be liable for any damages arising out of any failure to so notify the Lead Borrower.

            "ELIGIBLE ASSIGNEE" means any Person approved by the Required
Lenders.

            "ELIGIBLE INVENTORY" means, with respect to any Person, only such Inventory of such Person, valued at the lower of cost (on a first in, first out basis) or market, as the

Administrative Agent, in its reasonable discretion, shall from time to time consider to be Eligible Inventory and, by way of example and not limitation, excluding Inventory which:

                        (a) consists of obsolete, damaged, defective,
            unmerchantable, spoiled, outdated or unsalable items;

                        (b) consists of goods not held for sale, such as work in
            process, any labels, any maintenance items, any supplies and packaging, and any Inventory used in connection with research and development; provided, that (i) raw materials shall be considered goods not held for sale under this clause (b) and (ii) work in process consisting of replacement parts of the Lead Borrower shall not be considered goods not held for sale under this clause (b);

                        (c) is "R3500 Inventory" of the Lead Borrower or is
            subject to a Lien other than in favor of the Administrative Agent;

                        (d) is not subject to a first priority, perfected
            security interest in favor of the Administrative Agent or the Prepetition Administrative Agent;

                        (e) is located at a location not owned by the Person
            owning such Inventory and for which such Person has not delivered to the Administrative Agent an appropriate landlord or warehouseman's waiver, in form and substance satisfactory to the Administrative Agent;

                        (f) is in the possession of a bailee or other third
            Person including Inventory held by a third party for processing or Inventory purchased by but not yet delivered to such Person and for which such Person has not delivered to the Agent an appropriate bailee's waiver, in form and substance satisfactory to the Agent;

                        (g) is held by such Person on consignment or Inventory
            held by or placed into the possession of a third Person for sale or display by that third Person;

                        (h) is located outside of the United States;

                        (i) is manufactured, produced or purchased pursuant to
            any contract with the United States government, any agency or instrumentality thereof or prime contractor thereof, which contract provides for progress or advance payments to the extent such Inventory is identified to such contract; or

                        (j) is, in the Administrative Agent's reasonable credit
            judgment, Inventory which is otherwise deemed ineligible.

            "ENVIRONMENTAL CLAIMS" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, administrative investigations or proceedings relating in any way to any violation of or any liability under any Environmental Law or any permit issued, or under any approval given, under any such Environmental Law (hereafter, "CLAIMS"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment,

            "ENVIRONMENTAL LAW" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, rule of common law or written and binding policy or guide, now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 7401 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3808 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; and any applicable state and local or foreign counterparts or equivalents.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA AFFILIATE" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of Section 414(b),
(c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

            "EVENT OF DEFAULT" shall have the meaning provided in Section 10.

            "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            ["EXISTING MORTGAGE" means Mortgages in effect as of the Closing Date in favor of the Collateral Agent and identified on Annex IV as an "Existing Mortgage".]

            "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

            "FEES" shall mean all amounts payable pursuant to, or referred to in, Section 3.01.

            "FIELD DEMO INVENTORY" means Inventory of the Lead Borrower which is used to demonstrate products to customers to the extent such Inventory is not located at a facility owned or leased by the Lead Borrower.

            "FIRREA" shall mean Financial Institution Reform, Recovery and Enforcement Act of 1989.

            "FILING DATE" shall have the meaning as provided in the recitals hereto.

            "FINAL ORDER" means a final order of the Bankruptcy Court in the Cases authorizing and approving this Agreement and the other Credit Documents under Section 364(c) of the Bankruptcy Code and entered at or after a final hearing, in form and substance satisfactory to the Lenders, the Administrative Agent and their counsel. The Final Order shall, among other things, have:

                        (a) authorized the transactions contemplated by this
            Agreement and the extensions of credit under this Agreement in an amount not greater than the Total Commitment provided for herein;

                        (b) authorized the payment by the Borrowers of the
            Postpetition Interest as adequate protection payments to KCCI in respect of Borrowers' obligations under the Prepetition Credit Agreement;

                        (c) granted the claim status and Liens described in
            Section 5, and prohibited the granting of additional Liens on the assets of the Borrowers other than Permitted Liens; and

                        (d) provided that such Liens are automatically perfected
            by the entry of the Final Order and also granted to the Administrative Agent for the benefit of the Administrative Agent and the Lenders relief from the automatic stay of Section 362(a) of the Bankruptcy Code to enable the Administrative Agent, if the Administrative Agent elects to do so in its discretion, to make all filings and recordings and to take all other actions considered necessary or advisable by the

            Administrative Agent to perfect, protect and insure the priority of its Liens upon the Collateral as a matter of nonbankruptcy law.

            "FINANCIAL IMPAIRMENT" means, in respect of a Person, the distressed economic condition of such Person manifested by any one or more of the following events:

                        (a) the discontinuation of the business of the Person;

                        (b) the adjudication of the Person as a debtor or having an order for relief under Title 11 of the United States Code entered against the Person;

                        (c) the Person ceases or is unable or admits in writing its inability, to make timely payment upon the Person's debts, obligations, or liabilities as they mature or come due;

                        (d) assignment by the Person for the benefit of creditors;

                        (e) voluntary institution by the Person or consent granted by the Person to the involuntary institution (whether by petition, complaint, application, default, answer (including, without limitation, an answer or any other permissible or required responsive pleading admitting: (i) the jurisdiction of the forum or (ii) any material allegations of the petition, complaint, application, or other writing to which such answer serves as a responsive pleading thereto), or otherwise) of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, trusteeship, or similar proceeding pursuant to or purporting to be pursuant to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, trusteeship, or similar law of any jurisdiction;

                        (f) voluntary application by the Person for or consent granted by the Person to the involuntary appointment of any receiver, trustee, or similar officer (i) for the Person or (ii) of or for all or any substantial part of the Person's property;

                        (g) the commencement or filing against a Person, without such Person's application, approval or consent, of an involuntary proceeding or an involuntary petition seeking: (a) liquidation, reorganization or other relief in respect of such Person, its debts or all or a substantial part of its assets under any Federal, state or foreign bankruptcy, insolvency, receivership, or similar law now or hereafter in effect or (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Person or for a substantial part of its assets, and, in any such case, either
(i) such proceeding or petition shall continue undismissed for sixty (60) days or (ii) an order or decree approving or ordering any of the foregoing shall be entered; or

                        (h) any judgment, writ, warrant of attachment, execution, or similar process is issued or levied involving an amount which is deemed by the Agent to be material, against any Person or against such Person's assets and such judgment, writ,

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

warrant of attachment, execution, or similar process is not released, vacated, or fully bonded within thirty (30) days after it is issued, levied or rendered.

            "FIRST DAY ORDERS" shall have the meaning provided in Section 10.05.

            "FOREIGN PENSION PLAN" means any plan, fund (including, without limitation, any super-annuation fund) or other similar program established or maintained outside of the United States of America by the Borrowers or one or more of their Subsidiaries or Affiliates primarily for the benefit of employees of any of the Borrowers or such Subsidiaries or its Affiliates residing outside the United States of America, which plan, fund, or similar program provides or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which is not subject to ERISA or the Code.

            "FOREIGN SUBSIDIARY" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.

            "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date of this Agreement; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the extent provided therein) to Section 13.07(a).

            "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

            "HAZARDOUS MATERIALS" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," (extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar meaning and regulatory effect, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.

            "HEDGE AGREEMENT" shall mean (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to hedge the position of the Borrowers or any of their Subsidiaries with respect to interest rates and (ii) any currency swap agreement, forward currency

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

purchase agreement or similar agreement or arrangement designed to protect against fluctuations in currency exchange rates.

            "HOUSE DEMO INVENTORY" means Inventory of the Lead Borrower which is used to demonstrate products to customers to the extent such Inventory is located at a facility owned or leased by the Lead Borrower.

            "INDEBTEDNESS" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e. take-or-pay and similar obligations, (vii) all net obligations of such Person under Hedge Agreements and (viii) all Contingent Obligations of such Person (other than contingent obligations arising from the guaranty by such Person of the obligations of any of the Borrowers and/or any of their Subsidiaries to the extent such guaranteed obligations do not constitute Indebtedness), provided that Indebtedness shall not include trade payables, deferred revenue, taxes and accrued expenses, in each case arising in the ordinary course of business.

            "INSTRUMENTS" means "instruments" as defined by the UCC

            "INTERIM ORDER" means an order of the Bankruptcy Court in the Cases authorizing and approving this Agreement on an interim basis under Section 364(c) of the Bankruptcy Code and entered at a preliminary hearing under Bankruptcy Rule 4001, in form and substance satisfactory to the Lenders, the Administrative Agent and their counsel. The Interim Order shall, among other things, have:

                        (a) authorized the transactions contemplated by this
            Agreement and the extensions of credit under this Agreement in an amount not greater than the Total Commitment;

                        (b) authorized the payment by the Borrowers of the
            Postpetition Interest as adequate protection to KCCI under the Prepetition Credit Agreement;

                        (c) granted the claim status and Liens described in
            Section 5, and prohibited the granting of additional Liens on the assets of the Borrowers other than Permitted Liens; and provided, that such Liens are automatically perfected by the entry of the Interim Order and also granted to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, relief from the automatic stay of Section 362(a) of the Bankruptcy Code to enable the Administrative Agent, if the Administrative Agent elects to do so in its discretion, to make all filings and recordings and to take all other actions considered necessary or advisable by the Administrative Agent to perfect, protect and insure the priority of its Liens upon the Collateral as a matter of nonbankruptcy law.

            "INVENTORY" means and includes "inventory" as defined in the UCC.

            "LEASEHOLD" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "LENDER" shall have the meaning provided in the first paragraph of this Agreement.

            "LIEN" shall mean ANY mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

            "LOAN" shall have the meaning PROVIDED in Section 1.01.

            "MARGIN STOCK" shall have the MEANING provided in Regulation U.

            "MATERIAL ADVERSE EFFECT" means if Lead Borrower shall fail to recognize a minimum of (i) $8,200,000 in revenue from its U.S. operations (or $11,000,000 on a consolidated basis) for the month of July, 2004, (ii) $8,750,000 in revenue from its U.S. operations (or $11,500,000 on a consolidated basis) for the month of August, 2004 and (iii) $9,750,000 in revenue from its U.S. operations (or $12,750,000 on a consolidated basis) for the month of September, 2004, measured in each case in accordance with GAAP; but excluding in each case any "Material Adverse Effect" arising from or related to the outbreak of civil unrest, hostilities, terrorist activities, or war (whether or not formally declared) which causes, in a measurable manner, the Material Adverse Effect..

            "MATURITY DATE" means the earliest to occur of (a) October 15, 2004,
(b) the effective date of a plan of reorganization in the Case and (c) the effective date of a sale of all or substantially all of the Borrowers' assets or business pursuant to Section 363 of the Bankruptcy Code which is authorized by the Bankruptcy Court (and in the event of a series of transaction resulting in the sale of all or substantially all of the Borrowers' assets, the latest of such sales).

            "MONTHLY PAYMENT DATE" shall mean the last Business Day of each calendar month beginning with July 30, 2004.

            "MOODY'S" shall have the meaning provided in the definition of Cash Equivalents.

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

            ["MORTGAGE" shall mean and include Existing Mortgage, provided, that after the execution and delivery thereof, each Additional Mortgage shall also constitute a Mortgage.]

            ["MORTGAGED PROPERTIES" shall mean each of the Real Properties listed on Annex IV hereto and, after the execution and delivery of any Additional Mortgage, shall include the respective Additional Mortgaged Property.]

            "NET CASH PROCEEDS" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of expenses of sale (including payment of principal, premium and interest of other Indebtedness secured by the assets that were the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale, commissions, reasonable costs, attorneys' fees and accountants' fees), and incremental taxes paid or payable as a result thereof, provided, that Net Cash Proceeds shall not include cash deposited with the Administrative Agent pursuant to a cash collateral arrangement pursuant to this Agreement.

            "NET OFFERING PROCEEDS" means the proceeds received from (a) the issuance of any Capital Stock or (b) the incurrence of any Indebtedness, in each case net of the actual liabilities for reasonably anticipated cash taxes in connection with such issuance or incurrence, if any, any underwriting, brokerage and other customary selling commissions incurred in connection with such issuance or incurrence, and reasonable legal, advisory and other fees and expenses, including title and recording tax expenses, if any, incurred in connection with such issuance or incurrence.

            "NOTE" shall have the meaning as provided in Section 1.05. e Date.
                                                         ------------

            "NOTICE OF BORROWING" shall mean any written notice of Borrowing delivered pursuant to Section 1.03(a) or (b).

            "NOTICE OFFICE" shall mean the office of the Administrative Agent located at 127 Public Square, Cleveland, Ohio 44114, Attention: M. Lugli, Mailcode OH-01-27-0504 or such other office as the Administrative Agent may designate to the Lead Borrower from time to time.

            "OBLIGATIONS" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent, or any Lender pursuant to the terms of this Agreement or any other Credit Document.

            "ORDERS" shall mean, collectively, the Interim Order and the Final Order.

            "PARTICIPANT" shall have the meaning provided in Section 13.04(b).

            "PAYMENT IN FULL" shall mean irrevocable payment in full in cash in United States Dollars of all of the Obligations and all Prepetition Obligations.

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

            "PAYMENT OFFICE" shall mean the office of the Administrative Agent located at 127 Public Square, Cleveland, Ohio 44114, Attention: M. Lugli, Mailcode OH-01-27-0504 or such other office as the Administrative Agent may designate to the Lead Borrower from time to time.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

            "PERFECTION CERTIFICATE" shall mean the Perfection Certificate dated as of the date hereof in the form of Exhibit H hereto.

            "PERMITTED DISCRETION" means the good faith judgment or good faith exercise of discretion by the Administrative Agent to the extent based upon any factor or circumstance which the Administrative Agent believes in good faith (the burden of establishing lack of good faith being on the Borrowers): (a) will or could reasonably be expected to adversely affect the value of any Collateral (ordinary wear and tear excepted), the enforceability or priority of the Collateral Agent's Liens thereon or the amount which the Administrative Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (b) suggests that any collateral report or financial information delivered to the Administrative Agent by any Person on behalf of the Borrowers is incomplete, inaccurate or misleading in any material respect;; or (c) creates or could reasonably be expected to create a potential or actual Event of Default. In exercising such judgment, the Administrative Agent may consider in good faith such factors or circumstances already included in or tested by the definition of Eligible Accounts or Eligible Inventory, as well as any of the following: (i) the financial and business condition of the Borrowers, (ii) changes in collection history and dilution with respect to the Accounts, (iii) material changes in demand for, and changes in pricing of, Inventory, (iv) changes in any concentration of risk with respect to Accounts or Inventory, (v) any other factors or circumstances that will or could reasonably be expected to have a Material Adverse Effect, (vi) history of charge-backs or other credit adjustments, and (vii) any other factors that change or could reasonably be expected to materially change the credit risk of lending to any of the Borrowers on the security of the Accounts or the Inventory.

            "PERMITTED ENCUMBRANCES" shall mean, with respect to any Real Property subject to a Mortgage or an Additional Mortgage, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be reasonably acceptable to the Administrative Agent.

            "PERMITTED HOLDERS" shall mean the holders of the Capital Stock of Paragon on the Filing Date.

            "PERMITTED LIENS" shall have the meaning provided in Section 9.03.

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            "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "PLAN" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute) the any of the Borrowers, any Subsidiary of any of the Borrowers or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which any Borrower, any Subsidiary of any Borrower, or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

            "PlEDGE AGREEMENT" shall have the meaning provided in Section 6.13.

            "PLEDGE AGREEMENT COLLATERAL" shall mean all "Collateral" as defined in the Pledge Agreement.

            "POSTPETITION INTEREST" shall mean interest accruing on the obligations under the Prepetition Credit Agreement calculated based on the applicable non-default rate of interest under the Prepetition Credit Agreement.

            "PREPETITION ADMINISTRATIVE AGENT" shall mean KeyBank as successor by assignment to KCCI.

            "PREPETITION COLLATERAL" shall mean "Collateral" as defined in the Prepetition Credit Agreement.

            "PREPETITION CREDIT AGREEMENT" shall have the meaning provided in the recitals hereto.

            "PREPETITION FINANCING DOCUMENTS" means the Prepetition Credit Agreement and all security agreements, guaranties, promissory notes and related agreements and documents executed, delivered, issued or filed at any time in connection therewith

            "PREPETITION LENDER" shall have the meaning provided in the recitals hereto.

            "PREPETITION LIENS" shall have the meaning provided in the recitals hereto.

            "PREPETITION OBLIGATIONS" shall mean all "Obligations" as defined in the Prepetition Credit Agreement.

            "PRIME RATE" means for any day, the higher of (a) the rate most recently announced by KeyBank at its principal office as its "prime rate" or "base rate", which is not necessarily the lowest rate made available by KeyBank and (b) the Federal Funds Effective Rate in effect on such day plus one half of one percent (1/2 of 1%) per annum. The "prime rate" announced by KeyBank is evidenced by the recording thereof after its

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

announcement in such internal publication or publications as KeyBank may designate. Any change in the interest rate resulting from a change in such "prime rate" or "base rate" announced by KeyBank shall become effective without prior notice to the Borrowers as of 12:01 a.m. (Cleveland, Ohio time) on the Business Day on which each change in such "prime rate" or "base rate" is announced by KeyBank.

            "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss.6901 et seq.

            "REAL PROPERTY" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

            "RECOVERY EVENT" shall mean the receipt by any of the Borrowers or any of their Subsidiaries of any cash insurance proceeds or condemnation award payable (i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or asset of any Borrower or any Subsidiary of any Borrower, or (ii) by reason of any condemnation, taking, seizing or similar event with respect to any property or asset of any Borrower or any of Subsidiary of any Borrower.

            "REGISTER" shall have the meaning provided in Section 13.16.

            "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "REGULATION T, U AND X" shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

            "RELATED FUND" means, with respect to any Lender which is a fund, any other fund that invests in bank loans and is managed by the same investment advisor of such Lender or by an Affiliate of such investment advisor.

            "REPORTABLE EVENT" shall mean an event, other than the filing of the Case, described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

            "REQUIRED APPRAISAL" shall have the meaning provided in Section 8.16(d).

            "REQUIRED LENDERS" shall mean (a) Presstek, if only Tranche A Loans and/or Tranche B Loans are outstanding and (b) Presstek and KeyBank, if Tranche C Loans are outstanding.

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

            "REQUIREMENT OF LAW" means, as to any Person, any law (including common law), treaty, rule or regulation or judgment, decree, determination or award of an arbitrator or a court or other Governmental Authority, including without limitation, any Environmental Law, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "RESERVE AMOUNT" means an amount determined by the Agent, in its Permitted Discretion, as a reserve against Collateral values and potential or anticipated obligations of the Borrowers but without duplication of amounts already reserved against the value of Collateral under the definitions of "Eligible Inventory" or "Eligible Accounts." Without limiting the generality of the foregoing, the Reserve Amount shall include: (a) tax liabilities and other obligations owing to governmental entities, (b) litigation liabilities, (c) amounts that are required to be expended in order for Borrowers and each of Borrowers' operations and property to comply with Environmental Laws or in order to correct any violation by Borrowers or each of Borrowers' operations or property of Environmental Laws, (d) the anticipated costs and expenses relating to the liquidation of Collateral, (e) unpaid sales taxes, (f) liabilities and other obligations owing by Borrowers to any lessor of real property leased by Borrowers or to any warehouseman, and (g) reserves for any claims asserted or likely to be asserted (in Administrative Agent's sole determination) that have resulted or would result in Liens on the Collateral.

            "S&P" shall have the meaning provided in the definition of Cash Equivalents.

            "SEC" shall mean the Securities and Exchange Commission and any successor thereto.

            "SECTION 4.04(D)(II) CERTIFICATE" shall have the meaning provided in
Section 4.04(d)(ii).

            "SECURITIES" shall mean all the Securities as defined in the Pledge Agreement.

            "SECURITY AGREEMENT" shall have the meaning provided in Section
6.13.

            "SECURITY AGREEMENT COLLATERAL" shall mean all "Collateral" as defined in the Security Agreement.

            "SECURITY DOCUMENTS" shall mean the Pledge Agreement, the Security Agreement, each Mortgage, each Additional Mortgage, if any, the Agency Agreements, the Orders and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Sections 5.02 and 8.16.

            "SERVICE RELATED ACCOUNT" means the outstanding amount of any Account arising in connection with an A. B. Dick Product Service Agreement or similar agreement for the purchase of regular maintenance services to be rendered by the Lead Borrower pursuant to such A. B. Dick Product Service Agreement.

            "SETTLEMENT" shall have the meaning provided in Section 1.04(d).

            "SETTLEMENT ADVANCE" shall have the meaning provided in Section 1.04(c).

            "SETTLEMENT DATE" shall have the meaning provided in Section
1.04(d).

            "SEVERANCE PAYMENT" shall mean severance payments to employees of the Borrower and Subsidiaries whose employment has been terminated prior to the Filing Date.

            "STATUTORY COMMITTEE" shall mean any committee appointed in the Case pursuant to Section 1102 of the Bankruptcy Code.

            "SUBSIDIARY" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

            "SUPERPRIORITY CLAIM" shall mean a claim against any of the Borrowers in the Case which is an administrative expense claim having priority over any and all administrative expenses of the kind specified in Sections 503(b), 506(c) and 507 of the Bankruptcy Code.

            "TAXES" shall have the meaning provided in Section 4.04(a).

            "TOTAL COMMITMENT" shall mean the sum of the Commitments of each of the Lenders which shall equal $6,000,000 in the aggregate as of the Closing Date.

            "TOTAL UNUTILIZED COMMITMENT" shall mean, at any time, (i) the Total Commitment at such time less (ii) the sum of the aggregate principal amount of all Loans outstanding at such time.

            "TRANCHE A COMMITMENT" shall have the meaning provided in Section 1.01(a).

            "TRANCHE A LOANS" shall have the meaning provided in Section
1.01(a).

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

            "TRANCHE B COMMITMENT" shall have the meaning provided in Section 1.01(b).

            "TRANCHE B LOANS" shall have the meaning provided in Section
1.01(b).

            "TRANCHE C COMMITMENT" shall have the meaning provided in Section 1.01(c).

            "TRANCHE C LOANS" shall have the meaning provided in Section
1.01(c).

            "TRANSFEREE" shall have meaning provided in Section 13.04(d).

            "UCC" shall mean the Uniform Commercial Code, as in effect from time to time in the relevant jurisdiction.

            "UNFUNDED CURRENT LIABILITY" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Financial Accounting Standards No. 87 exceeds the market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87.

            "UNUTILIZED COMMITMENT" means for (a) Presstek, the excess of the Tranche A Commitment over the sum of the aggregate outstanding principal amount of Tranche A Loans, plus the excess of the Tranche B Commitment over the sum of the aggregate outstanding principal amount of Tranche B Loans and (b) KeyBank, the excess of the Tranche C Commitment over the sum of the aggregate outstanding principal amount of Tranche C Loans.

            "VOTING STOCK" shall mean any class or classes of Capital Stock of any of the Borrowers pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of the relevant Borrower.

            "WRITTEN" or "IN WRITING" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

SECTION 12. The Administrative Agent.

            12.01 Appointment. (a) The Lenders hereby designate KeyBank National Association as Administrative Agent (for purposes of this Section 12, the term the "Administrative Agent" shall include KeyBank in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Credit Documents by or through its respective officers, directors, agents, employees or affiliates.

                        (b) Nature of Duties. (i) The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. Neither the Administrative Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (in either case, as determined by a court of competent jurisdiction). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

            12.02 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrowers and their Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrowers and their Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrowers and their Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrowers and their Subsidiaries or the existence or possible existence of any Default or Event of Default.

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            12.03 Certain Rights of the Administrative Agent. If the
Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

            12.04 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent (which may be counsel for the Borrower).

            12.05 Indemnification. To the extent the Administrative Agent is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify the Administrative Agent in proportion of their respective Commitment(s) to the Total Commitment, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct (in either case, as determined by a court of competent jurisdiction).

            12.06 The Administrative Agent in Its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any of the Borrowers or any

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other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

            12.07 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            12.08 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving thirty (30) Business Days' prior written notice to the Borrowers and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                        (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder.

                        (c) If a successor Administrative Agent shall not have been so appointed within such thirty (30) Business Day period, the Administrative Agent shall then appoint a successor Administrative Agent who shall serve as the Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

                        (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the thirtieth (30th) Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Lenders appoint a successor Administrative Agent as provided above.

SECTION 13. Miscellaneous.

            13.01 Payment of Expenses, etc. The Borrowers agree to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of

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Thompson Hine LLP) and of the Administrative Agent and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and either one outside counsel or in-house counsel for each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender (including in its capacity as the Administrative Agent), its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them (whether asserted by the Borrowers or otherwise) as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any other transaction contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct (in either case, as determined by a court of competent jurisdiction) of the Person to be indemnified) or (b) the actual or alleged presence of Hazardous Materials in the air, surface water, groundwater, surface or subsurface of any Real Property owned or at any time operated by any of the Borrowers or any of their Subsidiaries, the generation, storage, transportation or disposal of Hazardous Materials at any location whether or not owned or operated by any of the Borrowers or any of their Subsidiaries, the non-compliance of any Real Property owned or at any time operated by any of the Borrowers or any of their Subsidiaries with federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any such Real Property, or any Environmental Claim asserted against any or the Borrowers, any of their Subsidiaries, or any such Real Property, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct (in either case, as determined by a court of competent jurisdiction) of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

            13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, if an

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Event of Default then exists, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including without limitation by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Lender pursuant to Section 13.04(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

            13.03 Notices. (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to a Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to the Administrative Agent, at its Notice Office; if to any Lender, at its address specified for such Lender opposite its signature below; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

                        (b) Without in any way limiting the obligation of the Borrowers to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent in good faith to be from an Authorized Officer of a Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice.

            13.04 Assignments; Participations, Etc. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrowers may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders.

                        (b) Each Lender may at any time sell to one or more banks or other financial institutions ("PARTICIPANTS") participating interests in all or any portion of its Commitment(s) and Loans or any other interest of such Lender hereunder (in respect of any Lender, its "CREDIT EXPOSURE"). In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement

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shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. At the time of each sale of a participating interest, pursuant to this Section 13.04(b), the Lender shall provide to the Borrowers or the Administrative Agent revised IRS Forms, and if applicable, a Section 4.04(d)(ii) Certificate described in Section 4.04(d), reflecting that portion of its Commitment(s) and Loan retained by it on an amended IRS Form W-8BEN and that portion of its Commitment(s) and Loan which had been sold to a Participant on a IRS Form W-8IMY (together with any required attachments). The Borrowers agree that if amounts outstanding under this Agreement or any of the Credit Documents are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and the Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Credit Document, provided, however, that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 13.02. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections
1.08 and 4.04 with respect to its participation in the Loans outstanding from time to time, provided, that such Participant's benefits under Sections 1.08 and
4.04 shall be limited to the benefits that the primary Lender would be entitled to thereunder. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not restrict such Lender's right to approve or agree to any amendment, restatement, supplement or other modification to, waiver of, or consent under, this Agreement or any of the Credit Documents except to the extent that any of the foregoing would (i) extend the final scheduled maturity of any Loan or Note in which such Participant is participating beyond the Maturity Date, or reduce the rate or extend the time of payment of interest or fees on any such Loan or Note (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, Events of Default or Default or of a mandatory reduction in Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any Participant if the Participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrowers of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such Participant is participating.

                        (c) Any Lender may at any time assign to one or more Eligible Assignees, including an Affiliate thereof (each an "ASSIGNEE"), all or any part of its Credit Exposure pursuant to an Assignment Agreement in the form of Exhibit I

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("ASSIGNMENT AGREEMENT"), provided that (i) it assigns its Credit Exposure in an amount not less than $1,000,000 in the case of Loans (or if less the entire amount of Lender's Credit Exposure) and (ii) any assignment of all or any portion of any Lender's Credit Exposure to an Assignee, shall require the prior written consent of the Administrative Agent and, so long as no Default or Event of Default exists, the Borrowers (the consent of the Borrowers not to be unreasonably withheld or delayed), provided, however, that for the first fifteen Business Days following the Closing Date, assignments by the Administrative
Agent shall not require the consent of the Borrowers, and provided further, that notwithstanding the foregoing limitations, any Lender (without the prior written consent of the Administrative Agent or of the Borrowers) may at any time assign all or any part of its Credit Exposure to any Affiliate of such Lender or to any other Lender (or in the case of a Lender which is a fund, any Related Fund).
Upon execution of an Assignment Agreement and the payment of a nonrefundable assignment fee of $3,500 (provided that no such fee shall be payable upon assignments by any Lender which is a fund to any Related Fund, and no such fee shall be payable by the Administrative Agent in connection with assignments hereunder; and provided further that in the case of a simultaneous assignment by a Lender to one or more Related Funds of another Lender, only a single $3,500 fee shall be payable for all such assignments by such Lender to such Related Funds) in immediately available funds to the Administrative Agent at its Payment Office in connection with each such assignment, written notice thereof by such transferor Lender to the Administrative Agent and the recording by the Administrative Agent of such assignment and the resulting effect upon the Loans and Commitment(s) of the assigning Lender and the Assignee, the Assignee shall have, to the extent of such assignment, the same rights and benefits as it would have if it were a Lender hereunder and the holder of the Obligations (provided that the Borrowers and the Administrative Agent shall be entitled to continue to deal solely and directly with the assignor Lender in connection with the interests so assigned to the Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Administrative Agent by the assignor Lender and the Assignee) and, if the Assignee has expressly assumed, for the benefit of the Borrower, some or all of the transferor Lender's obligations hereunder, such transferor Lender shall be relieved of its obligations hereunder to the extent of such assignment and assumption, and except as described above, no further consent or action by the Borrowers, the Lenders or the Administrative Agent shall be required. At the time of each assignment pursuant to this Section 13.04(c) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States Federal income tax purposes, the respective Assignee shall provide to the Borrowers and the Administrative Agent the appropriate IRS Forms (and, if applicable a Section 4.04(d)(ii) Certificate) described in Section 4.04(d). Each Assignee shall take such Credit Exposure subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by the Administrative Agent and the Borrowers of written notice of such transfer, by each previous holder of such Credit Exposure. Such Assignment Agreement shall be deemed

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

to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Assignee as a Lender and the resulting adjustment of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Commitment, or Commitment Percentage, the case may be (in each case, rounded to twelve decimal places), the Loans and any new Notes to be issued, at the Borrowers' expense, to such Assignee, and no further consent or action by the Borrowers or the Lenders shall be required to effect such amendments.

                        (d) The Borrowers authorize each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrowers and any Subsidiary of any Borrower which has been delivered to such Lender by any Borrower pursuant to this Agreement or which has been delivered to such Lender by any Borrower in connection with such Lender's credit evaluation of the Borrowers prior to entering into this Agreement; provided that such Transferee or prospective Transferee agrees to treat any such information which is not public as confidential.

                        (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time pledge or assign all or any portion of its rights under this Agreement and the other Credit Documents (including, without limitation, the Notes held by it) to any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board without notice to, or the consent of, the Borrowers; provided that no such pledge or assignment of a security interest under this Section 13.04(e) shall release a Lender from any obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. Any Lender which is a fund may pledge all or any portion of its Notes or Loans to its trustee or other creditor in support of its obligations to its trustee or other creditor. No such pledge or assignment shall release the transferor Lender from its obligations hereunder.

            13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent or any Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

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            13.06 Payments. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party hereunder, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived its right to receive its pro rata share thereof) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                        (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in the appropriate participation by all of the Lenders in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            13.07 Calculations, Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrowers to the Lenders), provided that (x) except as otherwise specifically provided herein, all computations determining compliance with
Section 9, including definitions used therein shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the historical financial statements of the Borrowers and (y) that if at any time the computations determining compliance with Section 9, including definitions used therein, utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such financial statements shall be accompanied by reconciliation work-sheets.

                        (b) All computations of interest, Commitment Commission and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or Fees are payable.

            13.08 Governing Law: Submission to Jurisdiction; Venue; Waiver of Jury Trial. (a) This Agreement and the other Credit Documents and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the internal laws of the State of Ohio. Any legal action or proceeding

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with respect to this Agreement or any other Credit Document may be brought in the Bankruptcy Court or the courts of the State of Ohio or of the United States for the Northern District of Ohio, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party to this Agreement hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Credit Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Party. If for any reason such designee, appointee and agent shall cease to be available to act as such, each credit party agrees to designate a new designee, appointee and agent in Cleveland, Ohio on the terms and for the purposes of this provision satisfactory to the Administrative Agent under this Agreement. The Borrowers further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by personal service within or without the State of Ohio to the Borrowers at their respective addresses set forth opposite its signature below. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

                        (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                        (c) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

            13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Lead Borrower and the Administrative Agent.

            13.10 Effectiveness. This Agreement shall become effective on the date (the "CLOSING DATE") on which (i) the Borrowers, the Administrative Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Lenders, shall have given to the

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Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions set forth in Section 6 are met to the satisfaction of, or waived in writing by, the Administrative Agent and the Required Lenders. Unless the Administrative Agent has received actual notice from any Lender that the conditions contained in Section 6 have not been met to its satisfaction or waived by it in writing, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met or waived in writing, then the Closing Date shall be deemed to have occurred on the date determined by clause (i), regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Closing Date shall not release the Borrowers from any liability for failure to satisfy one or more of the applicable conditions contained in Section 6).

            13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            13.12 Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrowers and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (with Obligations being directly affected thereby in the case of the following clause (i)), (i) extend the Maturity Date or Note beyond the Maturity Date, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i)), (ii) release all or substantially all of the Collateral (in each case except as expressly provided in the Credit Documents),
(iii) amend, modify or waive any provision of this Section 13.12, (iv) change the definition of Required Lenders or (v) consent to the assignment or transfer by any of the Borrowers of any of its rights and obligations under this Agreement; provided further that no such change, waiver, discharge or termination shall (A) increase the Commitment(s) of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (B) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 as same applies to the Administrative Agent or any other provision as same relates to the rights or obligations of the Administrative Agent or (C) without the consent of the Collateral Agent, amend,

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modify or waive any provision relating to the rights or obligations of the
Collateral Agent.

            13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.08, 4.04, 12.06 or 13.01 shall, subject to the provisions of Section 13.17 (to the extent applicable), survive the execution and delivery of this Agreement and the making and repayment of the Loans.

            13.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, provided that the Borrowers shall not be responsible for costs arising under Sections 1.08 or 4.04 resulting from any such transfer to the extent not otherwise applicable to such Lender prior to such transfer.

            13.15 Confidentiality. Except as required by the Bankruptcy Court and subject to Section 13.04, the Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrowers in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by any bona fide actual or potential transferee or participant in connection with the contemplated transfer of any Loans or participation therein or an Affiliate of such Lender (including attorneys, legal advisors and consultants of such Lender) (so long as each of such actual or potential transferee, participant or Affiliate agrees to be bound by the provisions of this Section 13.15) or as required or requested by any governmental agency or representative thereof or pursuant to legal process, provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrowers of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provided further that in no event shall any Lender be obligated or required to return any materials furnished by the Borrowers or any of their Subsidiaries.

            13.16 Register. The Borrowers hereby designates the Administrative Agent to serve as the Borrowers' agent, solely for purposes of this Section 13.15, to maintain a register (the "REGISTER") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrowers' obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts

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owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrowers agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.16.

            13.17 Limitation on Additional Amounts, Etc. Notwithstanding anything to the contrary contained in Sections 1.08 or 4.04 of this Agreement, unless a Lender gives notice to the Borrowers that it is obligated to pay an amount under any such Section within 150 days after the later of (x) the date the Lender incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrowers pursuant to said Section 1.08 or 4.04, as the case may be, to the extent (1) the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 150 days prior to such Lender giving notice to the Borrowers that it is obligated to pay the respective amounts pursuant to said
Section 1.08 or 4.04, as the case may be, and (II) the notice of such payment is accompanied by a written statement by the Lenders that such amount is an amount charged by such Lenders to similarly situated borrowers. This Section 13.17 shall have no applicability to any Section of this Agreement other than said Sections 1.08 and 4.04.

                                      * * *


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                        IN WITNESS WHEREOF, each of the parties hereto has
caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

-------------------------------------     --------------------------------------
A.B. DICK COMPANY                         PARAGON CORPORATE HOLDINGS, INC.

BY: /s/ Jeffrey S. Herden                 BY: /s/ Jeffrey S. Herden
    --------------------------------          --------------------------

TITLE: Secretary                          TITLE: Secretary
       -----------------------------             -----------------------

ADDRESS: 7400 Caldwell Dr.                ADDRESS: c/o A.B. Dick Company
         Niles, IL 60714                           7400 Caldwell Dr.
         Attention: President                      Niles, IL 60714
         Phone: (874) 779-1900                     Attention: President
                                                   Phone: (874) 779-1900

-------------------------------------     --------------------------------------
INTERACTIVE MEDIA GROUP, INC.             KEYBANK NATIONAL ASSOCIATION

BY: /s/ Jeffrey S. Herden                 BY: /s/ Michael Lugli
    --------------------------------          --------------------------

TITLE: Secretary                          TITLE: Senior Vice President
       -----------------------------             -----------------------

ADDRESS: c/o A.B. Dick Company            ADDRESS: 127 Public Square
         7400 Caldwell Dr.                         Cleveland, OH 44114
         Niles, IL 60714                           Att: M. Lugli
         Attention: President                      Mailcode OH-01-27-0504
         Phone: (874) 779-1900

-------------------------------------     --------------------------------------
PRESSTEK, INC.                            KEYBANK NATIONAL ASSOCIATION,
                                          AS ADMINISTRATIVE AGENT AND COLLATERAL
                                          AGENT

BY: /s/ Edward J. Marino                  BY: /s/ Michael Lugli
    --------------------------------          ---------------------------

TITLE: President and CEO                  TITLE: Senior Vice President
       -----------------------------             ------------------------

ADDRESS: 55 Executive Drive               ADDRESS: 127 Public Square
         Hudson, NH 03051                          Cleveland, OH 44114
         Attention: President                      Att: M. Lugli
         Phone:  (603) 595-7000                    Mailcode OH-01-27-0504

-------------------------------------     --------------------------------------